UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(Amendment No.    )

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Eaton Corporation plc

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2021 Annual General Meeting of Shareholders

Proxy Statement & Notice of Meeting

EATON

Powering Business Worldwide

OUR VISION	To improve the quality of life and the environment through the use of power management technologies and services.

LEADERSHIP ATTRIBUTES

Our culture and what we value are represented in the attributes of all Eaton employees.

■   Ethical: We are ethical. We play by the rules and act with integrity.

■   Passionate: We are passionate. We care deeply about what we do. We set high expectations and we perform.

■   Accountable: We are accountable. We seek responsibility and take ownership. We do what we say.

■   Efficient: We are efficient. We value speed and simplicity.

■   Transparent: We are transparent. We say what we think. We make it okay to disagree.

■   Learner: We learn. We are curious, adaptable and willing to teach what we know.

Notice of Eaton Corporation plc’s Annual General Meeting

Due to the ongoing impact of the COVID-19 pandemic, related governmental and private sector actions and restrictions, including travel restrictions and restrictions on indoor gatherings, and the importance of safeguarding the health and well-being of our employees, shareholders and other stakeholders, we are making changes to the way we conduct this year’s Annual General Meeting. The meeting will be held in a virtual format only, via live webcast over the Internet. You may virtually join the Annual General Meeting and vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ETN2021. The virtual meeting has been structured to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. Instructions on how to attend, submit questions and vote at the meeting will be posted on the website. Participants attending virtually should ensure that they have a strong Internet connection. Online check-in will be available at the virtual meeting website approximately 15 minutes prior to the Annual General Meeting. Participants intending to attend, submit questions and vote at the virtual meeting will need to demonstrate proof of ownership by entering the 16-digit control number included on your Notice or on the proxy card or voting instruction form included with your proxy materials.

MEETING AGENDA:
1.

Electing the 10 director nominees named in the proxy statement;

2.

Approving the appointment of Ernst & Young as independent auditor for 2021 and authorizing the Audit Committee of the Board of Directors to set its remuneration;

3.

Approving, on an advisory basis, the Company’s executive compensation;

4.

Approving a proposal to grant the Board authority to issue shares under Irish law;

5.

Approving a proposal to grant the Board authority to opt-out of pre-emption rights under Irish law;

6.

Authorizing the Company and any subsidiary of the Company to make overseas market purchases of Company shares; and

7.

Transacting any other business that may properly come before the meeting.

Proposals 1, 2, 3, 4 and 6 are ordinary resolutions requiring a simple majority of the votes cast at the meeting or by proxy. Proposal 5 is a special resolution requiring at least 75% of the votes cast at the meeting or by proxy. Each proposal is more fully described in this proxy statement.

Also during the meeting, management will present Eaton’s Irish Statutory Accounts for the fiscal year ended December 31, 2020 along with the related directors’ and auditor’s reports.

If you hold your shares through a broker, bank or other nominee in “street name” (instead of as a registered holder) and you wish to vote during the Annual General Meeting, you will receive instructions from your broker, bank or other nominee that you must follow for your shares to be voted.

By order of the Board of Directors,

Nigel Crawford Vice President and Secretary March 19, 2021

Date: Time: Virtual Address:	April 28, 2021 9:00 a.m. Eastern Time (2:00 p.m. Irish time) virtualshareholdermeeting.com/ETN2021

Record date: March 1, 2021

Online proxy delivery and voting: As permitted by the Securities and Exchange Commission, we are making this proxy statement, the Company’s annual report to shareholders and our Irish statutory accounts available to our shareholders electronically via the Internet. We believe electronic delivery expedites your receipt of materials, reduces the environmental impact of our Annual General Meeting and reduces costs significantly. The Notice Regarding Internet Availability of Proxy Materials (the “Notice”) contains instructions on how you can access the proxy materials and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials unless you request one in accordance with the instructions provided in the Notice. The Notice has been mailed to shareholders commencing on March 19, 2021.

YOUR VOTE IS IMPORTANT. WE ENCOURAGE YOU TO VOTE.

If possible, please vote your shares using the Internet instructions found in the Notice. Alternatively, you may request a printed copy of the proxy materials and mark, sign, date and mail your proxy form in the postage-paid envelope that will be provided. Voting by any of these methods will not limit your right to vote virtually at the Annual General Meeting. Under New York Stock Exchange rules, if you hold your shares in “street” name through a brokerage account, your broker will NOT be able to vote your shares on non-routine matters being considered at the Annual General Meeting unless you have given instructions to your broker prior to the meeting on how to vote your shares. Proposals 1 and 3 are not considered routine matters under New York Stock Exchange rules. This means that you must give specific voting instructions to your broker on how to vote your shares so that your vote can be counted.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual General Meeting of Shareholders to be held on April 28, 2021: This proxy statement, the Company’s 2020 Annual Report to Shareholders and our Irish Statutory Accounts for the year ended December 31, 2020 are available at www.proxyvote.com.

Table of Contents

Proxy Summary	1
Proposal 1: Election of Directors	6
Our Nominees	6
How Nominees Are Chosen	11
Director Independence	12
Board Committees	14
Board Meetings and Attendance at Annual General Meeting	16
Board Governance Guidelines	16
Executive Sessions of the Non-Employee Directors	16
Leadership Structure	17
Oversight of Risk Management	17
Oversight of ESG	18
Code of Ethics	18
Communicating with the Board	18
Proposal 2: Appointment of Independent Auditor and Authorization of Audit Committee to Set Auditor Remuneration	20
Audit Committee Report	20
Proposal 3: Advisory Approval of the Company’s Executive Compensation	22
Compensation Discussion and Analysis	24
Executive Summary	24
2020 CEO Realized Pay and our Performance	29
Role of the Compensation and Organization Committee	30
How We Establish and Validate Pay	31
Components of Compensation	33
Health and Welfare, Retirement and Other Benefit Plans	40
Executive Compensation Policies and Guidelines	42
Relationship between Compensation Plans and Risk	43
Changes for 2021	43
Compensation and Organization Committee Report	44
Compensation Tables	45
2020 CEO Pay Ratio	57
2020 Director Compensation	58
Proposal 4: Granting the Board Authority to Issue Shares	60
Proposal 5: Granting the Board Authority to Opt-Out of Pre-emption Rights	61
Proposal 6: Authorization of the Company and Any Subsidiary of the Company to Make Overseas Market Purchases of Company Shares	63
Other Business	65
Share Ownership Tables	65
Other Information	67
Equity Compensation Plans	67
Admission to the Annual General Meeting	68
Proxy Solicitation	68
How Proxies Will Be Voted	68
Voting at the Meeting	69
Future Shareholder Proposals and Director Nominations	69
Mailings to Shareholders in the Same Household	70

EATON 2021 Proxy Statement and Notice of Meeting

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Proxy Summary

This summary provides an overview of the items that you will find elsewhere in this proxy statement. We encourage you to read the entire proxy statement for more information about these topics before voting.

This proxy statement, Eaton’s annual report for the year ended December 31, 2020 and our Irish Statutory Accounts for the year ended December 31, 2020 will be made available or sent to shareholders commencing on or about March 19, 2021.

Throughout this proxy statement, all references to our Board of Directors or officers for periods prior to November 30, 2012, are references to the Board of Directors or officers of Eaton Corporation, our predecessor. Similarly, all references to the Company for such periods refer to Eaton Corporation.

MEETING AGENDA VOTING MATTERS

This year there are six proposals on the agenda. Adoption of Proposals 1, 2, 3, 4 and 6 requires the affirmative vote of a majority of the votes cast virtually or by proxy. Adoption of Proposal 5 requires the affirmative vote of at least 75% of the votes cast virtually or by proxy.

Proposals	Board Voting Recommendations	Page
Proposal 1 To elect the 10 director nominees named in this Proxy Statement	FOR each nominee	6
Proposal 2 To appoint Ernst & Young as independent auditor for the 2021 fiscal year and to authorize the Audit Committee to set the auditor fees	FOR	20
Proposal 3 To approve, on an advisory (non-binding) basis, our named executive officers’ compensation as described in this Proxy Statement	FOR	22
Proposal 4 To approve a proposal to grant the Board authority to issue shares under Irish law	FOR	60
Proposal 5 To approve a proposal to grant the Board authority to opt-out of pre-emption rights under Irish law	FOR	61
Proposal 6 To authorize the Company and any subsidiaries of the Company to make overseas market purchases of Company shares	FOR	63

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BOARD AND GOVERNANCE FACTS

In addition to executive compensation practices that strongly link pay and performance, Eaton’s Code of Ethics and Board of Directors Governance Guidelines help to ensure that we “do business right.” For more information about our governance programs and Board of Directors, see Proposal 1 beginning on page 6.

Board and Governance Information	2020	Board and Governance Information	2020
Size of Board	12	Independent Directors Meet without Management Present	Yes
Average Age of Directors	63.4	Director Stock Ownership Guidelines	Yes
Number of Independent Directors	10	Mandatory Retirement Age	Yes
Board Meetings Held in 2020 (average director attendance 95%)	5	Board Orientation and Continuing Education Program	Yes
Annual Election of All Directors	Yes	Code of Ethics for Directors, Officers and Employees	Yes
Majority Voting for Directors	Yes	Succession Planning	Yes
Lead Independent Director	Yes	Comprehensive Sustainability Program	Yes

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DIRECTOR NOMINEES

Each director nominee is elected annually by a majority of votes cast. For more information about our nominees, see pages 6 through 10 of this proxy statement.

				Board Committee Memberships
Name	Age	Director Since	Independent	Audit	Compensation & Organization	Executive(1)	Finance	Governance	Other Public Company Boards	Diversity
Craig Arnold Chairman, Eaton Corporation plc and Chief Executive Officer, Eaton Corporation	60	2015				●			1
Christopher M. Connor Lead Director Retired Chairman and Chief Executive Officer, The Sherwin-Williams Company	64	2006			■	■		■	2
Olivier Leonetti Executive Vice President and Chief Financial Officer, Johnson Controls International plc	56	2019		■				■	-
Deborah L. McCoy Independent aviation safety consultant	66	2000		■				■	-
Silvio Napoli Executive Chairman of the Board, Schindler Holding Ltd.	55	2019			■			■	1
Gregory R. Page Retired Chairman and Chief Executive Officer, Cargill	69	2003			●	■	■		3
Sandra Pianalto Retired President and Chief Executive Officer of the Federal Reserve Bank of Cleveland	66	2014		■		■	●		3
Lori J. Ryerkerk Chairman, Chief Executive Officer and President, Celanese Corporation	58	2020			■		■		1
Gerald B. Smith Chairman and Chief Executive Officer, Smith Graham & Co.	70	2012		●		■	■		1
Dorothy C. Thompson Retired Chief Executive, Drax Group plc	60	2016		■		■		●	1
(1)

Mr. Arnold was a member of the Executive Committee for all of 2020 and serves as Committee Chair. The Lead Director and the chairs of each Board Committee serve as members of the Executive Committee.

							■ Member	● Chair

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LINKING PAY WITH PERFORMANCE

Pay for Performance Culture

Our executive compensation programs reflect the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. The chart below shows the payouts as a percentage of target under our performance-based short- and long-term incentive programs and total return to shareholders over Mr. Arnold's tenure as CEO, illustrating the strong correlation between pay and the performance we are delivering to our shareholders.

TOTAL SHAREHOLDER RETURN AND PERFORMANCE-BASED INCENTIVE PLAN PAYOUTS

(1)

In 2015, we changed the length of our performance-based long-term award periods from four to three years. As a result, two long-term performance periods ended on December 31, 2017. Awards for each period were earned at 25% of target.

(2)

In 2016, we changed the long-term incentive plan performance criteria from Adjusted Earnings per Share growth and Cash Flow Return on Gross Capital (weighted equally) to relative Total Shareholder Return. The first TSR-based award period began on January 1, 2016 and ended on December 31, 2018. More information about our short- and long-term incentive programs can be found on page 34.

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EXECUTIVE COMPENSATION

We design our executive compensation plans and programs to help us attract, motivate, reward, and retain highly qualified executives who are capable of creating and sustaining value for our shareholders over the long term. We endorse compensation actions that fairly reflect company performance as well as the responsibilities and personal performance of individual executives.

Executive Compensation Program Highlights

Our executive compensation programs are intended to align the interests of our executives with those of our stakeholders and are structured to reflect best practices. Some features of our programs are included in the following chart.

2020 EXECUTIVE COMPENSATION PRACTICES

What We Do:	What We Don’t Do:
✓

Focus on long-term compensation using a balanced portfolio of compensation elements such as cash and equity, and deliver rewards based on sustained performance over time

✓

Stock ownership requirements for executives (6X base salary for CEO)

✓

Caps in our short- and long-term incentive plans, which prevent unintended windfalls

✓

Compensation recovery policy (clawbacks)

✓

Use of targeted performance metrics to align pay with performance

✗

No employment contracts with any salaried U.S. employees, including named executive officers

✗

No hedging or pledging of our shares

✗

No dividend or dividend equivalent payments on unearned performance-based grants

✗

No use of the same metrics in short- and long-term incentive plans

✗

No repricing of stock options and no discounted stock options

✗

No tax gross-ups

Say On Pay 2020 Advisory Vote

The Board of Directors is committed to understanding the views of our shareholders by providing an opportunity to endorse our executive compensation through an advisory, non-binding vote. In 2020, our shareholders approved our executives’ compensation by a vote of 93%.

The Committee will continue to review our compensation programs each year in light of the annual “say-on-pay” voting results and feedback we receive from our shareholders.

EATON 2021 Proxy Statement and Notice of Meeting	5

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Proposal 1:

Election of Directors

Our Board of Directors is currently comprised of 12 members, all of whom serve for a term of one year or until a successor is elected and has been qualified. All nominees are currently Eaton directors who were elected by shareholders at the 2020 Annual General Meeting. Richard H. Fearon, an officer of Eaton Corporation and a director of the Company, will retire from the Board effective March 31, 2021, having reached the mandatory retirement age for executive officers. Michael J. Critelli will retire from the Board immediately prior to the 2021 Annual General meeting and will not stand for election, having reached the mandatory retirement age for non-employee directors.

If any of the nominees becomes unable or declines to serve, the individuals acting as proxies will have the authority to vote for any substitutes who may be nominated in accordance with our Articles of Association. However, we have no reason to believe that this will occur.

OUR NOMINEES

Craig Arnold

Chairman, Eaton Corporation plc

and Chief Executive Officer, Eaton Corporation

Craig Arnold is Chairman of the Company and Chief Executive Officer of Eaton Corporation. Mr. Arnold joined Eaton in 2000 as senior vice president and group executive of the Fluid Power Group. He was Vice Chairman and Chief Operating Officer of the Industrial Sector until August 2015 and President and Chief Operating Officer until June 2016. Mr. Arnold currently serves on the boards of Medtronic plc, The Business Roundtable and University Hospitals Health System. He serves as a director of The Greater Cleveland Partnership and United Way of Greater Cleveland. Mr. Arnold is also a member of The Business Council and the advisory board of The Salvation Army of Greater Cleveland.

Director Qualifications: Mr. Arnold’s years of senior management and executive leadership experience at Eaton provide important insight into the Company to the benefit of the Board of Directors. Mr. Arnold has gained detailed knowledge of Eaton’s businesses, customers, end markets, sales and marketing, technology innovation and new product development, supply chains, manufacturing operations, talent development, policies and internal functions through his service in a wide range of management roles within the Industrial Sector, and as President and Chief Operating Officer of the Company. Further, he possesses significant corporate governance knowledge developed by current and past service on the boards of other publicly traded companies, most notably for Medtronic plc, a publicly traded company domiciled in Ireland.

Director Since 2015 Age 60

Christopher M. Connor

Retired Chairman and Chief Executive Officer, The Sherwin-Williams Company

Christopher M. Connor is the retired Chairman and Chief Executive Officer of The Sherwin-Williams Company, a global manufacturer of paint, architectural coatings, industrial finishes and associated supplies. Mr. Connor held a number of executive positions at Sherwin-Williams from 1983 through 2016. He became Chief Executive Officer in 1999, Chairman and Chief Executive Officer in 2000, and Executive Chairman in 2016, and retired as Executive Chairman in December 2016. Mr. Connor currently serves on the boards of Yum! Brands, Inc., International Paper Company, University Hospitals Health System, Playhouse Square Foundation, and The Rock and Roll Hall of Fame.

Director Qualifications: As the retired Chairman and former CEO of a Fortune 500 company, Mr. Connor has leadership experience and is thoroughly knowledgeable in marketing, talent development, planning, and operational and financial processes. In particular, he has had extensive sales and marketing experience in both direct and distribution channels, and brings broad knowledge of construction, automotive and industrial markets, all areas of strategic importance to Eaton. His background and broad experience are of particular benefit to Eaton in his role as Lead Director.

Lead Director Director since 2006 Age 64

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Olivier Leonetti

Executive Vice President and Chief Financial Officer, Johnson Controls International plc

Olivier Leonetti is Executive Vice President and Chief Financial Officer of Johnson Controls International plc, a global leader in building technology and connected solutions for fire, HVAC and security equipment for buildings. Prior to joining Johnson Controls in 2020, he served as chief financial officer of Zebra Technologies Corporation, a global provider of enterprise solutions software, services and products from November 2016 through August 2020 and as chief financial officer of Western Digital Corporation, an industry leading provider of storage technologies and solutions, from 2014 to 2016. Mr. Leonetti served as Vice President, Finance – Global Commercial Organization at Amgen, Inc. from 2011 to 2014. From 1997 to 2011, he served in various senior finance positions with increasing responsibility at Dell Inc., including as Vice President, Finance. He is a board member of Junior Achievement of Chicago.

Director Qualifications: Mr. Leonetti has comprehensive knowledge of financial accounting standards and extensive experience in accounting, tax, treasury, financial planning and investor relations. He has significant experience of importance to the Company, including management of global businesses in various industries, oversight of large corporate transactions, experience with capital markets, global corporate strategy, management of business services and IT functions, and leadership of operational excellence initiatives. Mr. Leonetti’s experience with technological products and information technology is of particular importance to Eaton as our products evolve to meet customer needs.

Director since 2019 Age 56

Deborah L. McCoy

Independent aviation safety consultant

Deborah L. McCoy is an independent aviation safety consultant. She retired from Continental Airlines, Inc. in 2005, where she had served as Senior Vice President, Flight Operations since 1999. During part of 2005, Ms. McCoy also briefly served as the Chief Executive Officer of DJ Air Group, a start-up commercial airline company.

Director Qualifications: Ms. McCoy has extensive experience in the commercial aerospace markets and brings an understanding of aircraft design and performance, global airline operations and the strategic issues and direction of the aerospace industry. In addition, Ms. McCoy has extensive experience in safety initiatives, Federal regulatory compliance, labor relations, talent management, and risk analysis and mitigation. All of these attributes are of benefit to Eaton’s Board in its oversight role across the enterprise.

Director since 2000 Age 66

Silvio Napoli

Executive Chairman of the Board of Directors, Schindler Holding Ltd.

Silvio Napoli is executive chairman of the Board of Directors of Schindler Holding Ltd., one of the world’s leading providers of elevators, escalators and related services. He joined the Schindler Group in 1994. During his time with the company, he served in a number of leadership roles including director of corporate development, president and chief executive officer of Schindler India, president of Asia-Pacific, and as the company’s chief executive officer. He previously worked for The Dow Chemical Company in Europe. Mr. Napoli also serves as chairman and president of the Board of Directors of the Swiss-American Chamber of Commerce.

Director Qualifications: As the executive chairman of a large global industrial company, Mr. Napoli has extensive executive leadership experience and is very knowledgeable in the management of industrial products and services. In particular, he has considerable experience in the areas of talent development, financial management, manufacturing and product innovation, and risk management. Mr. Napoli also brings a dynamic international business perspective and global corporate strategy experience to the Board.

Director since 2019 Age 55

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Gregory R. Page

Retired Chairman and Chief Executive Officer, Cargill

Gregory R. Page is the retired Chairman and Chief Executive Officer of Cargill, an international marketer, processor and distributor of agricultural, food, financial and industrial products and services. He was named Corporate Vice President & Sector President, Financial Markets and Red Meat Group of Cargill in 1998, Corporate Executive Vice President, Financial Markets and Red Meat Group in 1999, and President and Chief Operating Officer in 2000. He became Chairman and Chief Executive Officer in 2007 and was named Executive Chairman in 2013. Mr. Page served as Executive Director from 2015 to 2016, after which he retired from the Cargill Board. He is a director of 3M and Deere & Company and is non-executive chairman and a director of Corteva, Inc. Mr. Page is past Chairman and current board member of Big Brothers Big Sisters of America, a former director of Carlson, and past President and a board member of the Northern Star Council of the Boy Scouts of America. He is a board member of Alight (fka the American Refugee Committee).

Director Qualifications: As the retired Chairman and former Chief Executive Officer of one of the largest global corporations, Mr. Page brings extensive leadership and global business experience, in-depth knowledge of commodity markets, and a thorough familiarity with the key operating processes of a major corporation, including financial systems and processes, global market dynamics and succession management. Mr. Page’s experience and expertise enable him to provide him valuable insight on financial, operational and strategic matters. His senior leadership experience is of particular benefit to Eaton in his role as Chair of the Compensation and Organization Committee.

Director since 2003 Age 69

Sandra Pianalto

Retired President and Chief Executive Officer of the Federal Reserve Bank of Cleveland

Sandra Pianalto served as President and Chief Executive Officer of the Federal Reserve Bank of Cleveland from February 2003 until her retirement in June 2014. She joined the Bank in 1983 as an economist in the research department and was appointed Assistant Vice President of public affairs in 1984, Vice President and Secretary to the board of directors in 1988, and Vice President and Chief Operating Officer in 1993. Before joining the Bank, Ms. Pianalto was an economist at the Federal Reserve Board of Governors and served on the staff of the Budget Committee of the U.S. House of Representatives. She is currently a director of The J.M. Smucker Company, Prudential Financial, Inc., and FirstEnergy Corporation. Ms. Pianalto is an Executive in Residence at the University of Akron. She is past board chair and lifetime trustee of University Hospitals Health System and is past chair and life director of United Way of Greater Cleveland.

Director Qualifications: Ms. Pianalto has extensive experience in monetary policy and financial services and brings to Eaton wide-ranging leadership and operating skills through her former roles with the Federal Reserve Bank of Cleveland. As Chief Executive Officer of the Bank, she developed expertise in economic research, management of financial institutions, and payment services to banks and the U.S. Treasury. Ms. Pianalto’s comprehensive experience qualifies her to provide substantial guidance and oversight to the Board in her role as Chair of the Finance Committee.

Director since 2014 Age 66

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Lori J. Ryerkerk

Chairman, Chief Executive Officer and President, Celanese Corporation

Lori J. Ryerkerk is the Chairman, Chief Executive Officer and President and a director of Celanese Corporation, a Fortune 500 global chemical and specialty materials company. Prior to joining Celanese in May 2019, she was the Executive Vice President of Global Manufacturing of Shell Downstream Inc. Ms. Ryerkerk joined Shell in May 2010 as Regional Vice President of Manufacturing in Europe and Africa. In October 2013, she was named Executive Vice President of Global Manufacturing. Before joining Shell, Ms. Ryerkerk was Senior Vice President, Refining, Supply and Terminals at Hess Corporation from 2008 through 2010. Prior to that, she spent 24 years with ExxonMobil and served in a variety of operational and senior leadership roles. Ms. Ryerkerk served on the board of Axalta Coating Systems Limited from 2015 through 2019.

Director Qualifications: As the Chief Executive Officer and a director of a company with global engineering and manufacturing operations, Ms. Ryerkerk has executive leadership experience in the area of industrial materials and products production. In particular, she has considerable experience in leading global operations and managing complex technologies, engineering and supply chain systems. Ms. Ryerkerk also brings an international business perspective, having previously spent time in roles in Europe and Africa. Her experience with industrial companies and in responding to changing market conditions are of particular benefit to Eaton.

Director since 2020 Age 58

Gerald B. Smith

Chairman and Chief Executive Officer, Smith Graham & Co.

Gerald B. Smith was a director of Cooper Industries plc from 2000 until 2012 and served as lead independent director of Cooper Industries plc from 2007 to 2012. Mr. Smith joined the Board effective upon the close of the Cooper acquisition. He is Chairman and Chief Executive Officer of Smith Graham & Co., an investment management firm that he founded in 1990. Prior to launching Smith Graham, he served as Senior Vice President and Director of Fixed Income for Underwood Neuhaus & Company. He is a member of the Board of Trustees and chair of the Investment Oversight Committee for The Charles Schwab Family of Funds. Mr. Smith also serves as a director of ONEOK, Inc. and a director and chair of the Investment Committee of the New York Life Insurance Company. He serves as Chairman of the Texas Southern University Foundation and a director of the Federal Reserve Bank of Dallas. He is a former director of the Federal Reserve Bank of Dallas, Houston branch.

Director Qualifications: Mr. Smith has expertise in finance, portfolio management and marketing through executive positions in the financial services industry, including being founder, Chairman and Chief Executive Officer of Smith Graham & Co. His experience as a director of companies in the oil and gas and energy services businesses has provided him with valuable insight into markets in which Eaton also participates. Mr. Smith’s past experience as lead independent director of Cooper provides ongoing institutional knowledge of legacy Cooper businesses and has benefited the process of integrating Cooper into Eaton. His experience and expertise provide him valuable insight on financial, operational and strategic matters in his role as Chair of the Audit Committee.

Director since 2012 Age 70

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Dorothy C. Thompson

Retired Chief Executive, Drax Group plc

Dorothy C. Thompson CBE is the retired Chief Executive and director of Drax Group plc, an international electricity and energy company, where she served from 2005 until her retirement in 2017. Before joining Drax, Ms. Thompson managed InterGen NV’s European power business, was assistant group treasurer at Powergen plc and worked at CDC Capital Partners, the private sector arm of the British Government’s aid program. Ms. Thompson is a member of the Court of Directors of the Bank of England, where she is also Chair of the Audit and Risk Committee and Senior Independent Director. She also serves as the Chair of Tullow Oil plc, the London Stock Exchange listed oil exploration and production company. She was a director of Johnson Matthey Plc from 2007 through 2016.

Director Qualifications: As the Chief Executive of Drax, Ms. Thompson gained unique insight into the sourcing, generation and supply of sustainable and renewable energy. She also brings to the Board vast experience in all aspects of finance as well as an international business perspective. Ms. Thompson’s work as Chair of the Audit and Risk Committee of the Bank of England and as Chair of Tullow Oil plc provide valuable financial and governance insight and experience to the Board and Audit Committee of the Company. Her extensive experience is of particular benefit to Eaton in her role as Chair of the Governance Committee.

Director since 2016 Age 60

✓ The Board of Directors recommends a vote FOR each of the director nominees.

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HOW NOMINEES ARE CHOSEN

Director Nomination Process

The Governance Committee of the Board, composed entirely of directors who meet the independence standards of the Board of Directors and the New York Stock Exchange, is responsible for overseeing the process of nominating individuals to stand for election as directors. The Governance Committee charter is available on our website at www.eaton.com/governance.

The Governance Committee will consider director candidates recommended by our shareholders, consistent with the process used for all candidates. To learn how to submit a shareholder recommendation, see below under “Shareholder Recommendations of Director Candidates.”

The Governance Committee Chair reviews all potential director candidates in consultation with the Chairman, typically with the assistance of a professional search firm retained by the Committee. The Committee decides whether to recommend one or more candidates to the Board of Directors for nomination. Candidates who are ultimately nominated by the Board stand for election by the shareholders at the Annual General Meeting. Between Annual General Meetings, nominees may also be elected by the Board itself.

Director Qualifications and Board Diversity

The Board of Directors recognizes the value of nominating director candidates who bring diverse opinions, perspectives, skills, experiences, backgrounds, and orientations to Board deliberations. The Governance Committee uses a rigorous process for identifying and evaluating director nominees. In order to be recommended by the Committee, a candidate must have the following minimum qualifications, as described in the Board of Directors Governance Guidelines: personal ability, integrity, intelligence, relevant business background, independence, expertise in areas of importance to our objectives, and a sensitivity to our corporate responsibilities. In addition, the Committee looks for individuals with specific qualifications so that the Board as a whole has diversity in experience, international perspective, background, expertise, skills, age, gender, and ethnicity. These specific qualifications may vary from year to year, depending upon the composition of the Board at that time.

The Governance Committee is responsible for ensuring that director qualifications are met and Board balance and diversity objectives are considered during its review of director candidates. The Committee annually evaluates the extent to which these goals are satisfied as part of its yearly assessment of the skills and experience of each of the current directors using a director skills matrix and a Board evaluation process.

The skills included in the director skills matrix are Cybersecurity, Executive Compensation, Financial, Global, Human Resources, Innovation & Technology, M&A, Operations & Manufacturing, Regulatory / Government, and Risk Management. The Board evaluation process includes evaluation of the Board as a whole, the Committees and a self-evaluation by the independent directors. The process includes individual evaluation meetings between the Lead Director and each of the independent directors. Separately, the Chairs of each of our Committees each lead an annual Committee evaluation at the October Committee meetings. The Board evaluation process is designed to elicit each director’s thoughts about his or her contributions in light of the needs of the Board and the Company. The evaluation is focused on opportunities for further improvement in effectiveness, indication of preferences in future Board committee rotation, identification of board matter priorities, including educational and orientation priorities and information, and requests for Company specific information. The Board evaluation process is typically conducted between the April and October meetings. At the conclusion of the evaluation process, the Board discusses the results of the evaluations at the October Board meeting and the Lead Director separately provides specific feedback to the individual directors relative to further performance improvement, educational opportunities, and other counsel.

Upon completion of the skills matrix and the evaluation process, the Governance Committee identifies areas of director knowledge and experience that may benefit the Board in the future and uses that information as part of the director search and nomination efforts, as well as further Board improvements.

The Board of Directors Governance Guidelines are available on our website at www.eaton.com/governance.

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Director Nominees – Board Skills

Cybersecurity	Executive Compensation
8	9

Financial	Global
10	10

Human Resources	Innovation & Technology
10	9

M&A	Operations & Manufacturing
10	10

Regulatory / Government	Risk Management
10	10

Skills and experience considered by the Governance Committee in the Company's Director Skills Matrix. The numbers below each skill/experience area represent the number of director nominees who possess such skills and experience.

Shareholder Recommendations of Director Candidates

The Governance Committee will consider director candidates who are recommended to it in writing by any Eaton shareholder who submits a recommendation by following the procedures required under our Articles of Association for nominating director candidates. Accordingly, any shareholder wishing to recommend an individual as a nominee for election at the 2022 Annual General Meeting should send a signed letter of recommendation to the following address: Eaton Corporation plc, Attention: Company Secretary, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2. Recommendation letters must be received no earlier than November 19, 2021, and no later than December 19, 2021, and must include the reasons for the recommendation, the full name, age and address of each proposed nominee, a brief biographical history setting forth past and present directorships, past and present positions held, occupations and civic activities, and details of Company shares owned by each proposed nominee. The recommendation letter should be accompanied by a written statement from the proposed nominee consenting to be nominated and, if nominated and elected, to serve as a director.

Any shareholder wishing to recommend an individual as a nominee for election as a director must also describe in a detailed writing any financial agreement, arrangement or understanding between the nominee and any party other than the Company relating to such nominee’s potential service as a director, and details of any compensation or other payment received from any such third party relating to such nominee’s potential service as a director.

DIRECTOR INDEPENDENCE

The Board of Directors Governance Guidelines provide that all of our non-employee directors should be independent. The listing standards of the New York Stock Exchange state that no director can qualify as independent unless the Board of Directors affirmatively determines that he or she has no material relationship with the Company. Additional, and more stringent, standards of independence are required of Audit Committee members. Our annual proxy statement discloses the Board’s determination as to the independence of the Audit Committee members and of all non-employee directors. For our current non-employee directors and nominees, we describe these determinations here.

As permitted by the New York Stock Exchange listing standards, the Board of Directors has determined that certain categories of relationships between a non-employee director and the Company will be treated as immaterial for purposes of determining a director’s independence. These “categorical” standards are included in the Board of Directors’ independence criteria. The independence criteria for non-employee directors and members of the Audit Committee are available on our website at www.eaton.com/governance.

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Because director independence may be influenced by the use of Company aircraft and other Company-paid transportation, the Board has adopted a policy on this subject.

In their review of director and nominee independence, the Board of Directors and its Governance Committee have considered the following circumstances:

■

Directors Olivier Leonetti, Silvio Napoli and Lori J. Ryerkerk and former director Todd M. Bluedorn, who retired from the Board in April 2020, serve as executive officers of companies that had purchases and/or sales of property or services with Eaton during 2020. In each case, the amounts of the purchases and sales met the Board’s categorical standard for immateriality; that is, they were less than the greater of $1 million or 2% of the annual consolidated gross revenues of the director’s company. Mr. Bluedorn is Chairman and CEO of Lennox International Inc., which purchased approximately $1,066,000 worth of Eaton products during 2020. Mr. Leonetti is Executive Vice President and Chief Financial Officer of Johnson Controls International plc, which purchased approximately $969,000 worth of Eaton products and sold approximately $2,565,000 worth of products to Eaton during 2020. Mr. Napoli is the Executive Chairman of the Board of Directors of Schindler Holding Ltd., which purchased approximately $1,771,000 worth of Eaton products and sold approximately $9,000 worth of products to Eaton during 2020. Ms. Ryerkerk is the Chief Executive Officer of Celanese Corporation, which purchased approximately $114,000 worth of Eaton products and sold approximately $4,209,000 worth of products to Eaton during 2020.

■

The use of our aircraft and other Company-paid transportation by all non-employee directors is consistent with Board policy.

After reviewing the circumstances described above (which are the only relevant circumstances known to the Board of Directors), the Board has affirmatively determined that none of our non-employee directors has a material relationship with the Company other than in his or her capacity as a director, and that all of our non-employee directors qualify as independent under the Board’s independence criteria and the New York Stock Exchange standards. All members of the Audit, Compensation and Organization, Finance, and Governance Committees qualify as independent under the standards described above.

The Board also has affirmatively determined that each member of the Audit Committee — O. Leonetti, D. McCoy, S. Pianalto, G. Smith and D. Thompson — meets not only our Board’s independence criteria but the special independence standards required by the New York Stock Exchange and the Sarbanes-Oxley Act of 2002 and the related rules adopted by the Securities and Exchange Commission.

Review of Related Person Transactions

Our Board of Directors has adopted a written policy to identify and evaluate “related person transactions,” that is, transactions between us and any of our executive officers, directors, director nominees, 5%-plus security holders or members of their “immediate families,” or organizations where they or their family members serve as officers or employees. The Board policy calls for the disinterested members of the Board’s Governance Committee to conduct an annual review of all such transactions. At the Committee’s direction, a survey is conducted annually of all transactions involving related persons, and the Committee reviews the results in February of each year. The Committee is responsible for determining whether any “related person transaction” (i) poses a significant risk of impairing, or appearing to impair, the judgment or objectivity of the individuals involved; (ii) poses a significant risk of impairing, or appearing to impair, the independence of an outside director or director nominee; or (iii) has terms that are less favorable to us than those generally available in the marketplace. Depending upon the Committee’s assessment of these risks, the Committee will respond appropriately. In addition, as required by the rules of the Securities and Exchange Commission, any transactions that are material to a related person are disclosed in our proxy statement.

As disclosed above, the Governance Committee is charged with reviewing issues involving director independence and all related persons transactions. The Committee and the Board have determined that since the beginning of 2020 the only related person transactions were those described above under the heading “Director Independence” and that none of our executive officers engaged in any such transactions. The Committee also concluded that none of the related person transactions posed risks to the Company in any of the areas described above.

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BOARD COMMITTEES

The Board of Directors has the following standing committees: Audit, Compensation and Organization, Executive, Finance, and Governance.

Audit Committee		Met 5 times in 2020

Gerald B. Smith (Chair) Olivier Leonetti Deborah L. McCoy Sandra Pianalto Dorothy C. Thompson	The functions of the Audit Committee include assisting the Board in overseeing:
	■ the integrity of our consolidated financial statements and our systems of internal accounting and financial controls; ■ the independence, qualifications and performance of our independent auditor;	■ the performance of our internal auditors; ■ the cybersecurity program as part of the risk oversight function; and ■ our compliance with legal and regulatory requirements.

The Committee also has sole authority to appoint, compensate and terminate the independent auditor, and pre-approves all auditing services and permitted non-audit services that the audit firm may perform for the Company. The Committee is also responsible for negotiating the audit fees. In order to ensure continuing auditor independence, the Committee periodically considers whether there should be a rotation of the independent audit firm. In conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Committee and its Chair are directly involved in the selection of the audit firm’s new lead engagement partner. Among its other responsibilities, the Committee meets regularly in separate Executive Sessions with our independent auditor and senior leaders of Eaton Corporation, including the Vice Chairman and Chief Financial and Planning Officer, Executive Vice President and General Counsel, Senior Vice President-Internal Audit, and Senior Vice President-Global Ethics and Compliance; approves the Committee’s report to be included in our annual proxy statement; assures that performance evaluations of the Audit Committee are conducted annually; and establishes procedures for the proper handling of complaints concerning accounting or auditing matters.

Each Committee member meets the independence requirements, and all Committee members collectively meet the other requirements, of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission. In addition, Committee members are prohibited from serving on more than two other public company audit committees. The Board of Directors has determined that each member of the Audit Committee is financially literate, that Messrs. Leonetti and Smith and Mses. Pianalto and Thompson each qualify as an audit committee financial expert (as defined in Securities and Exchange Commission rules) and that all members of the Audit Committee have accounting or related financial management expertise.

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Compensation and Organization Committee	Met 4 times in 2020

Gregory R. Page (Chair) Christopher M. Connor Michael J. Critelli Silvio Napoli Lori J. Ryerkerk	The functions of the Compensation and Organization Committee include:
■

reviewing proposed organization or responsibility changes at the senior officer level;

■

evaluating the performance of the Company’s Chairman and Eaton Corporation’s Chief Executive Officer with input from all non-employee directors;

■

reviewing the performance evaluations of the other senior officers;

■

reviewing succession planning;

■

reviewing our practices for recruiting and developing a diverse talent pool;

■

determining the annual salaries and short- and long-term incentive opportunities for our senior officers;

■

establishing performance objectives under our short- and long-term incentive compensation plans and assessing performance against these objectives;

■

annually determining the aggregate amount of awards to be made under our short-term incentive compensation plans and adjusting those amounts as it deems appropriate within the terms of those plans;

■

annually determining the individual awards to be made to our senior officers under our short- and long-term incentive compensation plans;

■

overseeing our stock plans;

■

reviewing compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive;

■

reviewing significant new employee benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees; and

■

issuing an annual report for our proxy statement regarding executive compensation.

Additional information on the Committee’s processes and procedures is contained in the Compensation Discussion and Analysis portion of this proxy statement beginning on page 24.

Executive Committee	Did not meet in 2020

Craig Arnold (Chair) Christopher M. Connor Sandra Pianalto Gregory R. Page Gerald B. Smith Dorothy C. Thompson	The functions of the Executive Committee include:
■ acting on matters requiring Board action during the intervals between Board meetings; and	■ carrying out any function of the Board except for filling Board or Committee vacancies.
Mr. Arnold serves as Committee Chair. The Lead Director and the chairs of each Board Committee serve as members of the Executive Committee.

Finance Committee	Met 2 times in 2020

Sandra Pianalto (Chair) Michael J. Critelli Gregory R. Page Lori J. Ryerkerk Gerald B. Smith	The functions of the Finance Committee include:
■

the periodic review of our financial condition and the recommendation of financial policies to the Board;

■

analyzing Company policy regarding its debt-to-equity relationship;

■

reviewing and making recommendations to the Board regarding our dividend policy;

■

reviewing our cash flow, proposals for long- and short-term debt financing and the financial risk management program;

■

meeting with and reviewing the performance of the management pension committees and any other fiduciaries appointed by the Board for pension and profit-sharing retirement plans; and

■

reviewing the key assumptions used to calculate annual pension expense.

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Governance Committee	Met 4 times in 2020

Dorothy C. Thompson (Chair) Christopher M. Connor Olivier Leonetti Deborah L. McCoy Silvio Napoli	The responsibilities of the Governance Committee include:
■

recommending to the Board improvements in our corporate governance processes and any changes in the Board Governance Guidelines;

■

advising the Board on changes in the size and composition of the Board;

■

annually submitting to the Board candidates for members and chairs of each standing Board committee;

■

in consultation with the Chief Executive Officer of Eaton Corporation, identifying and recommending to the Board candidates for Board membership;

■

reviewing and recommending to the Board the nomination of directors for re-election;

■

overseeing the orientation of new directors and the ongoing education of the Board;

■

recommending to the Board compensation of non-employee directors;

■

administering the Board’s policy on director retirements and resignations; and

■

establishing guidelines and procedures to be used by the directors to evaluate the Board’s performance.

Other responsibilities include providing oversight on significant public policy issues with respect to our relationships with shareholders, employees, customers, competitors, suppliers and the communities in which we operate, including such areas as ethics, compliance, environmental, health and safety issues, community relations, government relations, charitable contributions and shareholder relations.

Committee Charters and Guidelines

The Board committee charters are available on our website at www.eaton.com/governance.

In addition to the Board of Directors Governance Guidelines, certain other policies relating to corporate governance matters are adopted from time to time by Board committees, or by the Board itself upon recommendation of the committees.

BOARD MEETINGS AND ATTENDANCE AT ANNUAL GENERAL MEETING

The Board of Directors held five meetings in 2020. Each of the directors attended at least 90% of the meetings of the Board and the committees on which he or she served. The average rate of attendance for all directors was 98%.

The policy of the Board of Directors is that all directors, absent exigent circumstances, should attend the Annual General Meetings. Due to governmental restrictions in place because of the COVID-19 pandemic, none of the directors attended the 2020 Annual General Meeting held on April 22, 2020.

BOARD GOVERNANCE GUIDELINES

The Board revised the Board of Directors Governance Guidelines most recently in October 2020, as recommended by the Governance Committee of the Board. The revised Governance Guidelines are available on our website at www.eaton.com/governance.

EXECUTIVE SESSIONS OF THE NON-EMPLOYEE DIRECTORS

The Board’s policy is that the non-employee directors, all of whom qualify as “independent” under the criteria of the Board of Directors and the New York Stock Exchange, meet in Executive Session at each regular Board meeting, without the Chairman, Mr. Fearon or other members of management present, to discuss topics they deem appropriate. As described more fully in “Leadership Structure” below, the Lead Director chairs these Executive Sessions.

At each meeting of the Audit, Compensation and Organization, Finance, and Governance Committees, the Committee members (all of whom qualify as independent) hold an Executive Session, without any members of our management present, to discuss topics they deem appropriate.

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LEADERSHIP STRUCTURE

Our governance structure follows a successful leadership model under which the Chief Executive Officer of Eaton Corporation also serves as Chairman of the Board of the Company. Recognizing that different leadership models may work well for other companies at different times depending upon individual circumstances, we believe that our Company has been well served by the combined Chief Executive Officer and Chairman leadership structure and that this approach has continued to be highly effective with the addition of a Lead Director. We believe we have benefited greatly from having a Chairman who sets the tone and direction for the Company while also having the primary responsibility as Chief Executive Officer for managing Eaton’s day-to-day operations, and allowing the Board to carry out its strategic, governance, oversight and decision-making responsibilities with the equal involvement of each director.

Our Board is currently composed of independent directors, except for our Chairman, Mr. Arnold, and Mr. Fearon. Of our nine non-employee director nominees, five are currently serving or have served as a chief executive officer and/or chair of a publicly traded company. The Audit, Compensation and Organization, Finance, and Governance Committees are chaired by independent directors. Our Chairman has benefited from the extensive leadership experience represented on our Board of Directors.

The Board evaluates the leadership structure annually, and it will continue to do so as circumstances change. In its most recent annual evaluation, the Board concluded that the current leadership structure — under which the Chief Executive Officer of Eaton Corporation serves as Chairman of the Board of the Company, our Board committees are chaired by independent directors, and a Lead Director assumes specific responsibilities on behalf of the independent directors — remains the optimal board leadership structure for our Company and our shareholders at the present time.

Lead Director

Christopher M. Connor, who has served on Eaton’s Board since 2006, was first elected Lead Director by our independent directors in 2016. The Lead Director has specific responsibilities, including chairing meetings of the Board at which the Chairman is not present (including Executive Sessions of the Board), approving the agenda and schedule for Board meetings on behalf of the independent directors, approving information sent to the Board, serving as liaison between the Chairman and the independent directors, and being available for consultation and direct communications with shareholders and other Company stakeholders. The Lead Director has the authority to call meetings of the independent directors and to retain outside advisors who report directly to the Board of Directors. The Lead Director’s performance is assessed annually by the Board in a process led by the Chair of the Governance Committee, and the position of Lead Director is elected annually by our independent directors.

OVERSIGHT OF RISK MANAGEMENT

Management continually monitors the material risks facing the Company, including strategic risk, financial risk, operational risk, and legal and compliance risk. The Board of Directors has chosen to retain overall responsibility for risk assessment and oversight at the Board level in light of the interrelated nature of the elements of risk, rather than delegating this responsibility to a Board committee. The Board is responsible for overseeing the strategic planning process and reviewing and monitoring management’s execution of the corporate and business plan. As described below, the Board receives assistance from certain of its committees for the identification and monitoring of those risks that are related to the committees’ areas of focus as described in each committee charter. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by making inquiries of management with respect to areas of particular interest to the Board.

The Audit Committee considers risks related to cybersecurity, internal controls, disclosure, financial reporting and legal and compliance matters. Among other processes, the Audit Committee meets regularly in closed-door sessions with our internal and external auditors and senior leaders of Eaton Corporation, including the senior members of the Finance function, the Executive Vice President and General Counsel, and the Senior Vice President-Global Ethics and Compliance. Senior leadership regularly briefs the Audit Committee on cyber/information security risks. As described more fully in the section entitled “Relationship Between Compensation Plans and Risk” on page 43, the Compensation and Organization Committee reviews risks associated with the Company’s compensation programs to ensure that incentive compensation arrangements for senior executives do not encourage inappropriate risk taking. The Governance Committee considers risks related to corporate governance, such as director independence and related person transactions, and risks associated with the environment, health and safety.

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OVERSIGHT OF ESG

Our mission is to improve the quality of life and the environment through the use of power management technologies and services. We recognize that a company’s success should be determined by more than financial results; it should also be defined by its commitment to the environment, its contributions to society, and the strength of its governance. With the support and oversight of our Board of Directors, management continues to focus on sustainability matters, including our efforts related to environmental, social and governance issues (ESG). We have a Sustainability Executive Council, which is chaired by our Chairman and also includes our Chief Operating Officers, Chief Financial Officer, General Counsel and Chief Human Resources Officer. Our Sustainability Executive Council is responsible for developing our ESG/sustainability strategy and initiatives. Our Board has ultimate oversight for ESG, including of our Sustainability Executive Council. Our Board, with assistance from its committees, regularly considers ESG issues, including in relation to environmental, community affairs, corporate governance, health and safety, diversity, culture and human capital management matters. Additionally, we engage with our largest investors regarding ESG topics.

CODE OF ETHICS

We have a Code of Ethics that was approved by the Board of Directors. We provide training globally for all employees on our Code of Ethics. We require that all directors, officers and employees of the Company, and our subsidiaries and affiliates abide by our Code of Ethics, which is available on our website at www.eaton.com/governance. In addition, we will disclose on our website any waiver of or amendment to our Code of Ethics requiring disclosure under applicable rules.

COMMUNICATING WITH THE BOARD

The Board of Directors provides a process for shareholders and other interested parties to send communications to the Board, individual directors or the non-employee directors as a group. Shareholders and other interested parties may send such communications by mail or courier delivery addressed as follows:

Company Secretary
Eaton Corporation plc
Eaton House
30 Pembroke Road
Dublin 4, Ireland
D04 Y0C2

Email messages to the directors may be sent to Board@eaton.com.

Generally, the Company Secretary forwards all such communications to the Lead Director. The Lead Director determines whether the communications should be forwarded to other members of the Board and forwards them accordingly. For communications addressed to a particular member of the Board, the Chair of a particular Board committee or the non-employee directors as a group, the Company Secretary forwards those communications directly to those individuals.

Alternatively, correspondence may be sent to:

Lead Director
Eaton Corporation plc
Eaton House
30 Pembroke Road
Dublin 4, Ireland
D04 Y0C2

The Secretary maintains a log of all correspondence addressed to the Board and, except as noted below, forwards all communications to the interested directors. For example, correspondence on a financial topic would be sent to the Chair of the Finance or Audit Committees, and correspondence on governance topics to the Lead Director or Chair of the Governance Committee.

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The Secretary makes periodic reports to the Governance Committee regarding correspondence from shareholders and other interested parties.

Derivative shareholder communications and demands for inspection of company records should be sent to the Secretary who will promptly disseminate such communications to the entire Board. The Board will consult with the General Counsel or her designee to determine appropriate action.

The directors have requested that communications that do not directly relate to their duties and responsibilities as our directors be excluded from distribution and deleted from email that they access directly. Such excluded items include “spam,” advertisements, mass mailings, form letters and email campaigns that involve unduly large numbers of similar communications, solicitations for goods, services, employment or contributions, surveys and individual product inquiries or complaints. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will be screened for omission. Any omitted or deleted communications will be made available to any director upon request.

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Proposal 2:

Appointment of Independent Auditor and Authorization of Audit Committee to Set Auditor Remuneration

Shareholders are being asked to approve the appointment of our independent auditor and to authorize the Audit Committee of our Board of Directors to set the auditor’s remuneration. Appointment of the independent auditor and authorization of the Audit Committee to set its remuneration require the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting virtually or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Ernst & Young as our independent auditor to audit our accounts for the fiscal year ending December 31, 2021 and authorize the Audit Committee of the Board to set the auditor’s remuneration.

A representative of Ernst & Young will be present at the Annual General Meeting to answer any questions concerning the independent auditor’s areas of responsibility and will have an opportunity to make a statement if he or she desires to do so.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for assisting the Board in overseeing: (1) the integrity of the Company’s consolidated financial statements and its systems of internal accounting and financial controls, (2) the independence, qualifications and performance of the Company’s independent auditor, (3) the performance of the Company’s internal auditors, and (4) the Company’s compliance with legal and regulatory requirements. The Committee’s specific responsibilities, as described in its charter, include the sole authority to appoint, terminate and compensate the Company’s independent auditor, and to pre-approve all audit services and other permitted non-audit services to be provided to the Company by the independent auditor. The Committee is currently comprised of five directors, all of whom are independent under the Sarbanes-Oxley Act of 2002, the rules of the Securities and Exchange Commission and the Board of Directors’ own independence criteria.

The Board of Directors amended the Committee’s charter most recently on October 24, 2017. A copy of the charter is available on the Company’s website at www.eaton.com/governance.

The Audit Committee has retained Ernst & Young as Eaton’s independent auditor for 2021. Ernst & Young has been the independent auditor for the Company or its predecessor since 1923. The members of the Audit Committee and the Board believe that due to Ernst & Young’s deep knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the Company and its shareholders to continue retention of Ernst & Young to serve as Eaton’s independent auditor.

In carrying out its responsibilities, the Audit Committee has reviewed, and has discussed with the Company’s management and independent auditor, the Company’s 2020 audited consolidated financial statements and the assessment of the Company’s internal control over financial reporting.

The Committee has also discussed with Ernst & Young the matters required to be discussed by applicable auditing standards.

The Committee has received the written disclosures from Ernst & Young regarding their independence from the Company that are required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, has discussed with Ernst & Young their independence and has considered whether their provision of non-audit services to the Company is compatible with their independence.

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For 2020 and 2019, Ernst & Young’s fees to the Company and certain of its subsidiaries were as follows:

	2020	2019
Audit Fees	$19.8 million	$19.0 million
Includes Sarbanes-Oxley Section 404 attest services
Audit-Related Fees	$4.1 million	$6.1 million
Includes business acquisitions and divestitures
Tax Fees	$2.4 million	$4.3 million
Tax compliance services	$0.7 million	$0.8 million
Tax advisory services	$1.7 million	$3.5 million
All Other Fees	$0	$0

The Audit Committee approved all of the services shown in the above categories in accordance with the Audit Committee’s pre-approval process. The Audit Committee did not approve any of the services shown in the above categories through the use of the “de minimis” exception permitted by Securities and Exchange Commission rules.

The Audit Committee has adopted the following procedure for pre-approving audit services and other services to be provided by the Company’s independent auditor: specific services are pre-approved from time to time by the Committee or by the Committee Chair on its behalf. As to any services approved by the Committee Chair, the approval is reported to the Committee at the following meeting of the Committee.

Based upon the Committee’s reviews and discussions referred to above, and in reliance upon them, the Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements for 2020 be included in the Company’s annual report on Form 10-K, and the Board has approved their inclusion.

Respectfully submitted to the Company’s shareholders by the Audit Committee of the Board of Directors.

Gerald B. Smith, Chair
Olivier Leonetti
Deborah L. McCoy
Sandra Pianalto
Dorothy C. Thompson

✓ The Board of Directors recommends a vote FOR this proposal to approve the appointment of the independent auditor and to authorize the Audit Committee to set auditor remuneration.

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Proposal 3:

Advisory Approval of the Company’s Executive Compensation

We are asking our shareholders to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. Although this is an advisory vote, and therefore not binding on our Board of Directors, the Board and the Compensation and Organization Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

This say-on-pay vote is required under U.S. law, and we consider it to be a matter of good corporate governance. This vote takes place annually and the next advisory vote to approve the Company’s executive compensation will occur at the 2022 Annual General Meeting.

As we explain in the Compensation Discussion and Analysis that follows, our executive compensation programs are designed to attract, motivate, reward and retain our named executive officers, who are critical to the success of our Company. Our programs reward our named executive officers for achieving specific annual, long-term and strategic goals, and also for increasing shareholder value.

NAMED EXECUTIVE OFFICERS’ COMPENSATION PROGRAM HIGHLIGHTS

As part of our pay for performance culture, our executive compensation plans include the following:	Other features of these programs include:
●

On average, more than 70% of our named executive officers’ compensation is performance based.

●

Our plans deliver awards below target, or none at all, when Company performance does not meet threshold levels.

●

Our executive incentive programs are intended to deliver awards at target when our performance aligns with our peer group median performance and awards of up to 200% of target when our performance is at or above the top quartile of our peer group.

●

Our share ownership requirements range from one times base salary for our general managers to six times base salary for the Company’s Chairman and CEO of Eaton Corporation.

●

Our incentive plan payouts are capped to prevent unintended windfalls.

●

Our compensation clawback policy allows us to recover incentive compensation in case of employee misconduct that causes the need for a material restatement of financial results.

●

We do not enter into employment contracts with any of our salaried
U.S. employees, including the named executive officers.

The Compensation and Organization Committee continually reviews the compensation programs for our named executive officers to ensure that they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices. All Committee members are independent directors committed to applying sound governance practices to compensation decisions.

We strongly encourage you to review the Compensation Discussion and Analysis that follows. It contains information about the extensive processes the Committee follows, and the factors it considers, when establishing performance and pay targets and approving actual payments from our short- and long-term performance-based incentive plans. The Committee’s process includes reviewing a variety of reports and analyses such as market survey data, compensation tally sheets, compensation at peer companies, and reports from proxy advisory firms. The Compensation Discussion and Analysis also describes the structure of our compensation programs and the 2020 compensation of our named executive officers.

We believe that our executive compensation design and strategy is a critical factor in motivating our executives to seek innovative solutions that contribute to Eaton’s continued success. We are therefore asking shareholders to approve the following advisory resolution at the 2021 Annual General Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2021 Annual General Meeting of shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2020 Summary Compensation Table and the other related tables and disclosure.”

✓ The Board of Directors recommends a vote FOR advisory approval of executive compensation.

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Executive Compensation Table of Contents

COMPENSATION DISCUSSION AND ANALYSIS	24
EXECUTIVE SUMMARY	24
2020 CEO REALIZED PAY AND OUR PERFORMANCE	29
ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE	30
HOW WE ESTABLISH AND VALIDATE PAY	31
COMPONENTS OF COMPENSATION	33
HEALTH AND WELFARE, RETIREMENT AND OTHER BENEFIT PLANS	40
EXECUTIVE COMPENSATION POLICIES AND GUIDELINES	42
RELATIONSHIP BETWEEN COMPENSATION PLANS AND RISK	43
CHANGES FOR 2021	43
COMPENSATION TABLES	45
2020 CEO PAY RATIO	57
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Compensation Discussion and Analysis

In this Compensation Discussion and Analysis (CD&A), we discuss our pay for performance philosophy, our pay-setting process, the components of our executive compensation program, and the compensation of our named executive officers for 2020. We also explain our performance metrics in detail and review our executive compensation policies.

Please note that the use of “we,” “us” or “our” throughout this CD&A refers to the Company, its subsidiaries or its management. In addition, the use of “Chairman and Chief Executive Officer” or “CEO” throughout this CD&A refers to Craig Arnold, Chairman of the Company and Chief Executive Officer of Eaton Corporation.

EXECUTIVE SUMMARY

This section provides a summary of the performance metrics and actual results for the incentive plans in which our named executive officers and other executives participated for the year ending December 31, 2020. For 2020, our named executive officers are:

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Craig Arnold, Chairman of the Company and Chief Executive Officer

■

Richard Fearon, Vice Chairman and Chief Financial and Planning Officer

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April Miller Boise, Executive Vice President, General Counsel(1)

■

Uday Yadav, President and Chief Operating Officer – Electrical Sector

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Heath Monesmith, President and Chief Operating Officer – Industrial Sector

(1)

Upon joining Eaton on January 6, 2020, Ms. Miller Boise succeeded Mr. Monesmith as Executive Vice President, General Counsel.

Executive Compensation Philosophy

We design our executive compensation plans and programs to help attract, motivate, reward, and retain highly qualified executives who are capable of creating and sustaining value for our shareholders over the long term. We endorse compensation actions that fairly reflect Company performance as well as the responsibilities and personal performance of individual executives.

Our executive compensation programs are intended to align the interests of our executives with those of our stakeholders and are structured to reflect best practices. On average, more than 70% of our named executive officers’ compensation is performance-based and tied to our short- and long-term incentive programs. Key features of these programs include:

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Caps on payouts under our short- and long-term incentive plans;

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Shareholder-approved equity plans;

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A clawback policy;

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A policy that prohibits hedging or pledging of our shares;

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Share ownership and holding requirements;

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No tax gross-ups;

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No employment contracts; and

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Double-trigger equity vesting upon a change in control.

2020 IN REVIEW

The global scope of the COVID-19 pandemic has impacted every nation, business and person in the world, including our Company. Despite the challenges we faced, the past year proved to be a time of significant progress for our Company. We remained focused on meeting the needs of all our stakeholders; we advanced our strategy; and in the midst of the pandemic, we delivered strong financial results. But this was also a year where we needed to take action to ensure that the Company would remain strong for the short- and long-term benefit of all of our stakeholders.

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A year of progress

■

Our team did an outstanding job of putting in place and adhering to pandemic protocols. We took actions to ensure that no COVID-19 cases would originate in our facilities. We delivered the best safety performance in our company’s history. Severe injuries were down 33% and overall injuries were down 27% over 2019, representing the largest annual decreases we’ve ever achieved – and we exceeded world-class benchmarks in both our total recordable case rate and days away case rate metrics.

■

We deepened our commitments to our customers and our communities. As a result of our employees' extraordinary efforts in 2020, we were able to remain operational and provide essential products and services to our customers throughout the pandemic. Outside of Eaton, we focused on supporting our communities. We distributed medical supplies and PPE to keep health care workers safe and provided food and essential items to those in need. And thousands of our colleagues in more than two dozen countries contributed to our global COVID-19 relief matching gift program, providing $350,000 in funds to support food banks, hospitals, shelters and other emergency relief programs.

■

We formalized our commitment to science-based targets and announced our goal to be carbon neutral by 2030. Sustainability is very much tied to the mission of the Company and it is also fundamental to how we create value for customers. So, we were pleased to formalize our goal of cutting emissions by 50% by 2030 and delivered solid progress during the year. In 2020, we achieved a 19% reduction in greenhouse gas emissions at our manufacturing sites, representing a 15% improvement over 2019 and bringing us to 19% of our 2030 goal. In addition, as of year's end, 60% of our manufacturing sites are certified zero waste-to-landfill, marking a 5% increase over 2019. Our goal is for 100% of our sites to achieve this certification by 2030.

■

We continued to transform our portfolio. Early in the year, we completed the acquisition of Power Distribution, Inc., and later announced plans to acquire a 50% stake in low-voltage circuit breaker manufacturer HuanYu High Tech. At the beginning of 2021, we signed agreements to acquire Tripp Lite and Cobham Mission Systems, moves that allow us to invest heavily in high-growth and high-margin strategic areas of our business. In terms of divestitures, we completed the sale of our Lighting business and announced the sale of our Hydraulics business, which is on track to close in 2021.

■

We advanced our digitalization initiative. Over the course of 2020, we invested in new technologies and new business models that will drive our digital transformation. Of note, we created our digital office and introduced Brightlayer, our market-facing platform that allows us to create value from data. We’ve also begun to deploy Industry 4.0 technology that will help enable digitalization in our factories, and digital tools, such as robotic process automation (RPA), that have improved the effectiveness and efficiency of the organization.

■

We delivered strong year-end financial results.

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Sales for the full year were $17.9 billion.

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We delivered strong segment margins of 16.4%.

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Operating cash flow for the year remained strong at $2.9 billion.

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Earnings per share were $3.49. Excluding charges of $0.33 per share related to acquisitions and divestitures and $0.42 per share related to our multi-year restructuring program, Adjusted EPS were $4.24.

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We reached an all-time high in our share price -- $123.25 per share in the fourth quarter -- a 27% increase during the year.

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Our 31% full-year total shareholder return ranked 4th among, and was 20 percentage points over the median of, our proxy peers.

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Our inventory was reduced by $364 million, excluding the impact of foreign exchange (FX). This was an 11-day improvement over the fourth quarter of 2019.

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We returned $2.8 billion to shareholders, including $1.2 billion in dividends and the $1.6 billion repurchase of 17.1 million shares.

A year of difficult decisions

Throughout this crisis, we continued to live our values which meant taking care of our employees, our customers, our communities, and our shareholders. But we also needed to make difficult financial and operational decisions including changes that impacted our employees’ pay. These actions included:

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Pay Reductions:

Executives:

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50% and 23% salary cuts for our CEO in the second and third quarters, respectively, or the equivalent of 9 unpaid weeks.

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38% and 8% salary cuts for our President & COO – Electrical Sector in the second and third quarters, respectively, or the equivalent of 6 unpaid weeks.

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■

25% and 8% salary cuts for our remaining named executive officers and all other officers of the company in the second and third quarters, respectively, or the equivalent of 4 unpaid weeks.

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No formulaic annual incentive payouts earned under the 2020 EIC Short-Term Incentive Plan goals.

Remaining Employees:

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4 weeks of unpaid leaves of absence for senior level professionals and above, 2 weeks for those at the professional level and below.

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Eliminating 2020 merit and factory wage increases and enacting a promotion and hiring freeze for all but critical positions.

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Other Actions:

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Short-term layoffs where customer demand quickly fell by 20% or more.

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Use of government incentives wherever possible to support cost containment actions.

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Where government or company directed shutdown quarantine imposed, provided pay for up to two work weeks. Created Supplemental Unemployment Benefit Plan to keep employees’ weekly wages cost-efficiently whole above the unemployment benefit amount.

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Waived short-term disability waiting periods for employees diagnosed with COVID-19.

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Waived medical plan co-pays on all virtual visits and COVID-19 related treatments.

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Covered COVID-19 tests at 100%.

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Taking all of the above actions wherever legally allowed throughout the world and equivalent changes if permitted under country regulations.

Pay for Performance Culture

Our executive compensation programs reflect the belief that the amount earned by our executives must, to a significant extent, depend on achieving rigorous Company, business unit and individual performance objectives designed to enhance shareholder value. The chart below shows the payouts as a percentage of target under our performance-based short- and long-term incentive programs and total return to shareholders over Mr. Arnold's tenure as CEO, illustrating the strong correlation between pay and the performance we are delivering to our shareholders. More information about our short- and long-term incentive programs begins on page 34.

Total Shareholder Return and Performance-Based Incentive Plan Payouts

(1)

In 2015, we changed the length of our performance-based long-term award periods from four to three years. As a result, two long-term performance periods ended on December 31, 2017. Awards for each period were earned at 25% of target.

(2)

In 2016, we changed the long-term incentive plan performance criteria from Adjusted Earnings per Share growth and Cash Flow Return on Gross Capital (weighted equally) to relative Total Shareholder Return. The first TSR-based award period began on January 1, 2016 and ended on December 31, 2018.

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Summary of 2020 Performance-Based Incentive Plan Payouts

Short-Term Incentives

The corporate performance factor under our short-term incentive plan was 0%. In February 2020, the Committee established Adjusted Earnings Per Share (EPS) (which excludes acquisition integration and divestiture charges from net income per share) and Cash Flow Return on Gross Capital (CFR) goals. For 2020, the target Adjusted EPS and CFR objectives were $5.76 and 17.6%, respectively. Actual Adjusted EPS and CFR were $4.24 and 14.6%, respectively, which generated a calculated payout of 0% of target. However, as explained below, the Committee used the discretion available to them under our short-term incentive plan to generate a pool equal to 50% for our named executive officers and the remaining 2,795 participants.

2020 EXECUTIVE INCENTIVE COMPENSATION PLAN GOALS AND RESULTS

Our 2020 short-term incentive plan goals were set in February 2020, prior to the known effects of the pandemic on the economy. The Adjusted EPS and CFR goals that were set in February became unattainable shortly after the pandemic and related shutdowns hit the economy hard. Our final results show the impact:

■

Actual Adjusted EPS was $4.24, below the $4.85 threshold for a minimum payout.

■

Actual CFR was 14.6%, below the 15.4% threshold for a minimum payout.

The Compensation & Organization Committee (“Committee”) determined in April that it would leave the goals unchanged as it became difficult to create any forecast for the remainder of the year. As noted in the charter of the Committee, executive compensation is designed to help us attract, motivate, reward, and retain highly qualified executives who are capable of creating and sustaining value for our shareholders over the long term. The Company’s short-term incentive plan gives the Committee the responsibility of establishing the formal Executive Incentive Compensation Plan (EIC) payout structure and related goals, but also the ability to use discretion to determine the EIC payout based upon factors they deem important in their overall consideration of the year’s results. In April, the Committee committed to working with Management to develop a rationale for how they might evaluate whether we succeeded in meeting or exceeding our economic and operational recovery challenges, including whether we kept our employees safe, minimized the financial impact of the pandemic and continued to deliver returns that were above our shareholder expectations.

In July, the Committee reviewed the following recovery commitments:

Commitment	Results
Focus on performance relative to the July consensus on Adjusted EPS: Consensus Adjusted EPS forecast at that time was $3.95/share.	Actual results were $4.24/share.
Effectively manage our decremental margins during the year: We guided to 25-30% decremental performance for the year.	Actual decremental performance was 23%.
Deliver solid free cash flow for the year: We guided to a free cash flow range of $2.3 billion to $2.7 billion.	Actual free cash flow was $2.6 billion.
Continue to keep our employees safe and healthy: We need to deliver improvements in our traditional safety metrics and ensure that we don’t have COVID-19 cases that originate in our facilities.

Severe injuries were down 33%, overall injuries down 27% – and we exceeded world-class benchmarks in both our total recordable case rate and days away case rate metrics.

Our team did an outstanding job of putting in place and adhering to pandemic protocols.

Reduce and manage support function costs: Our support function costs need to be reduced in-line with or more than our reduction in revenues.	Support functions costs were reduced by 5.1 percentage points greater than our reduced revenue.

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In addition to those recovery commitments, in 2020 we also maintained our strategic and operational discipline:

■

Launched $280 million multi-year restructuring program yielding $200 million of mature year benefits.

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Delivered significant portfolio transformation including $1.4 billion sale of Lighting, $3.3 billion signed deal to sell Hydraulics, acquisition of Power Distribution, Inc. and signed deal for 50% of HuanYu High Tech.

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Returned $2.8 billion to shareholders, including $1.2 billion in dividends and the $1.6 billion repurchase of 17.1 million shares.

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Had total shareholder return of 31% in 2020 that was 20 percentage points over the median of our proxy peers.

In light of these factors, the Committee determined that the use of discretion to increase the 0% short-term incentive payout to 50% is reasonable and appropriate.

Long-Term Incentives

2018-2020 ESIP: Our 2018-2020 long-term, performance-based Executive Strategic Incentive Plan (“ESIP”) is fully based on Total Shareholder Return (TSR) relative to a group of peers. Despite the impact of COVID-19, we made no changes to our goals, and we achieved superior 3-year TSR results, including a 31% TSR in 2020 alone. The Committee also determined that no long-term incentive metric adjustments were needed for the 2019-2021 and 2020-2022 open award periods. Our 2018-2020 ESIP was earned at 178% of target. The performance criteria under our long-term incentive plan is based on the rank of our Total Shareholder Return (TSR) relative to a group of peers. The results for the 2018-2020 award period are summarized below.

	Threshold	Target		Maximum
			Actual Results
Relative Ranking	TSR is positive but ranks the lowest among the peers	50th Percentile	89th Percentile	100th Percentile
Adjustment Factor	25%	100%	178%	200%

2018-2020 ESIP opportunities took the form of performance share units and were settled in Eaton ordinary shares. Dividend equivalents were paid in cash based on the earned number of share units and the aggregate dividend paid to our shareholders over the award period. Additional information about the 2018-2020 ESIP awards can be found on page 36.

Review of 2020 Advisory Vote on Executive Compensation

The Board of Directors is committed to understanding the views of our shareholders by providing an opportunity to endorse our executive compensation through an advisory, non-binding vote. In 2020, our shareholders approved our executives’ compensation by a vote of 93%.

The Committee considered these voting results, shareholder feedback, and a comprehensive assessment of Eaton’s executive compensation programs, and in light of the support we received from shareholders in 2020, did not make substantive changes to our executive compensation plans or programs. The Committee will continue to review our compensation programs each year in light of the annual “say-on-pay” voting results and shareholder feedback.

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2020 CEO REALIZED PAY AND OUR PERFORMANCE

Our compensation programs for Mr. Arnold and the other named executive officers are heavily weighted toward performance-based opportunities that are at-risk and subject to our performance.

The table below illustrates the relationship between Mr. Arnold’s target award opportunity and the amounts he actually earned based on our performance against the metrics established for the short- and long-term incentive plans that ended on December 31, 2020. Short- and long-term incentive plan metrics are intended to drive results that create value for our shareholders. This table supplements, but is not a substitute for, the information contained in the Summary Compensation Table on page 46. Each pay component shown below is discussed in more detail in the CD&A that follows.

COMPENSATION REALIZED BY OUR CHIEF EXECUTIVE OFFICER IN 2020

Compensation Component	Period Earned	Description	Target	Amount Earned
Annual Compensation
Base Salary	2020	In response to the economic impact of the global pandemic, the Committee took action to reduce Mr. Arnold’s second and third quarter base salary by approximately 50% and 23%, respectively.	$1,350,000	$1,116,346
Short-Term Incentive	2020	Mr. Arnold’s target was 160% of base salary. His actual award of 50% of his individual target is consistent with awards delivered to other executives. For more information on this payment, please see “2020 Short Term Incentive Awards”.	$2,160,000	$1,080,000
Total Annual Cash				$2,196,346
Realized Value from Long-Term Incentives
Stock Option Exercises	2013-2020	The gains upon exercise of stock options were based on the stock price appreciation from 2013-2020. Additional details, including the number of shares exercised, are reported in the “Option Exercises and Stock Vested in 2020” table on page 49.	n/a	$12,625,382
Restricted Share Vesting	2017-2019	This represents the vesting of stock awards that were granted in 2017, 2018 and 2019. This is reported in the Option Exercises and Stock Vested in 2020 table.	n/a	$9,377,872
Total Long-Term				$22,003,254
All Other Compensation		Includes the items disclosed as “Other Compensation” in the Summary Compensation Table, such as financial planning reimbursement, and Company matching contributions to the Eaton Savings Plan.	n/a	$163,474
TOTAL REALIZED COMPENSATION				$24,363,074

The long-term incentive opportunities listed below were earned during a performance period that ended on December 31, 2020 but did not vest until February 23, 2021. The amount realized upon the vesting of these awards will be reported in our 2022 proxy statement. Therefore, these amounts are not included in the table above.

2018-2020 ESIP	2018-2020

Executives earned 178% of the target number of performance share units that were granted in 2018. Dividend equivalents were paid in cash based on the earned number of share units and the aggregate dividend paid to shareholders over the award period.

			$4,062,500 expressed as 48,855 PSUs	86,962 earned PSUs

The realized pay table differs from the Summary Compensation Table in a number of ways, including:

■

In addition to base pay and annual incentive actually earned, the Summary Compensation Table includes the accounting value of equity compensation granted during the year, which may or may not ever be earned. In contrast, this realized pay table reports only the elements of compensation actually received and/or realized by Mr. Arnold for performance periods that ended on December 31, 2020. Specifically, the values for equity awards in the realized pay table show the gross compensation (before applicable taxes) that Mr. Arnold received in 2020 upon the exercise of stock options and the vesting of RSUs and PSUs (as shown in the “Option Exercises and Stock Vested in 2020” table on page 49), regardless of when the shares were granted.

■

In addition, the realized pay table does not reflect compensation that is based upon pension value increases although these amounts are included in the Summary Compensation Table. The Committee reviews compensation that is based upon the change in pension values as part of the Tally Sheet review discussed on page 32 in the context of a competitive overall benefit design and not as an element of its annual compensation decisions.

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ROLE OF THE COMPENSATION AND ORGANIZATION COMMITTEE

Membership and Responsibilities

The Compensation and Organization Committee of the Board of Directors in 2020 consisted of 5 independent non-employee directors and is supported by our human resources department. As discussed below, the Committee also may retain one or more independent compensation consultants to assist it.

The Committee is responsible for handling a variety of organizational and compensation matters pertaining to Eaton’s leadership, including those shown in the table below. The Committee’s charter is available on our website at http://www.eaton.com/governance.

Compensation Tasks	Organizational Tasks
●

Reviews, approves, and oversees all of our executive compensation plans, including our stock plans;

●

Establishes performance objectives under our short- and long-term incentive compensation plans;

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Determines the attainment of those performance objectives and the awards to be made to our senior officers under our short- and long-term incentive compensation plans;

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Determines the compensation for our senior officers, including salary and short- and long-term incentive opportunities;

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Reviews compensation practices relating to key employees to confirm that these practices remain equitable and competitive; and

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Reviews new benefit plans or significant changes in such plans or changes with a disproportionate effect on our officers or primarily benefiting key employees.

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Evaluates the performance of the CEO, with input from all non-employee directors;

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Reviews the performance capabilities of the other senior officers based on input from the CEO;

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Reviews succession planning for officer positions including the position of the CEO;

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Reviews proposed organization or responsibility changes at the senior officer level; and

●

Reviews our practices for the recruitment and development of a diverse talent pool.

Use of Consultants

The Committee retained Meridian Compensation Partners as its independent executive compensation consultant to support the Committee’s oversight and management of our executive compensation programs. The consultant’s duties include helping the Committee validate our executive compensation plans and programs through periodic comprehensive studies. The consultant performed a variety of work for the Committee, including assessing Eaton’s executive compensation programs relative to market trends and best-in-class governance practices, providing independent feedback on our analytical work, and assisting the Committee in its review and discussion of material agenda items and its decision-making about our executive compensation programs and individual compensation opportunities. The consultant also coordinated and supported the annual performance appraisal for Mr. Arnold. The Committee used this appraisal as one of several factors in determining his payout under our short-term incentive plan for 2020 and also considered it in determining whether to adjust his base salary or his short- and long-term incentive targets for the next year.

The Committee’s written policies require the Company to obtain its review and approval before awarding any material consulting assignment to a firm that the Committee already has engaged. This policy ensures that the Committee’s consultants are well positioned to provide independent and impartial advice on executive compensation and governance matters.

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HOW WE ESTABLISH AND VALIDATE PAY

This section explains the Committee’s process for establishing and validating our pay targets. As shown in the table and described in detail below, this process involves several important analyses:

Analysis	Data Source	Purpose	How It’s Used	When It’s Conducted
Market Analysis	Aon Hewitt Associates and Willis Towers Watson Executive Compensation databases	Setting pay for our executives	Setting base pay and short- and long-term incentive targets for the next year/award cycle	November — February
Performance Assessments	Executive feedback	Evaluating individual performance based on input from the CEO	Determining the short-term incentive award payments for the award period that recently ended and in determining merit increases and adjusting individual award opportunities for the next award cycle	November — January
Tally Sheets	Internal compensation and benefits data	Evaluating total remuneration and internal pay equity of our executives

Evaluating the total remuneration and projected payments to the named executive officers under various termination scenarios. This helps to determine if each executive’s compensation package is appropriately aligned with that of internal peers and whether any adjustment to our compensation plans or programs, or an individual’s pay package, is necessary.

February
Peer Pay and Performance Analysis	Publicly available financial and compensation information as reported by the companies that we have identified as peers for compensation and strategic planning purposes	Evaluating pay and performance to validate individual compensation plans that were established in February

Comparing pay and performance results with that of the peer group to determine the efficacy of the “Total Compensation Analysis and Planning Process”.

This study also provides insight into how competitors establish their pay for performance profile.

July

Total Compensation Analysis and Planning Process (November–February)

We target total compensation to be within the median range of compensation paid by similarly sized industrial companies. We continually monitor and assess the competitive retention and recruiting pressures in the industries and markets where we compete for executive talent. As a result, the Committee periodically has exercised its judgment to set target compensation levels of certain executives above the market median to foster retention.

Several analyses play a role in the Committee’s Total Compensation Analysis and Annual Planning Process:

Market Analysis — In the fourth quarter of each year, our human resources department conducts a market analysis. First, we align our executives’ positions with comparable positions as reported in surveys published by two national consulting firms, Aon Hewitt and Willis Towers Watson. We also review the compensation data that is publicly reported by the companies that comprise our compensation peer group described on page 32. Then, in February, we prepare a comprehensive report for the Committee, which also is reviewed by its independent consultant, that compares our executives’ compensation to the compensation peer group median and the average of the surveys’ median compensation data. This helps the Committee determine how each executive officer’s compensation compares to current market practices.

In preparing our comparison for 2020, we used the survey results for “industrial” companies (as categorized by the survey vendors), whether publicly or privately held, with revenues between $10 billion and $50 billion. The group contains between 100 and 150 companies with revenues ranging from approximately one-half to two times our revenue. We believe this comparator group adequately represents the market in which we compete for talent. The companies participating in each survey vary, and we are not able to determine which of the companies reported data for each position and each component of pay.

Analysis of Internal Pay Equity and our Current Pay Levels — Internal equity among similarly situated positions is an important consideration in establishing individual pay targets. We maintain internal equity by establishing approximately the same target incentive opportunities for similarly situated positions. When determining what positions are similarly situated, we consider the following aspects of each position: its essential functions, the ability of the position holder to

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influence our overall results, any educational requirements, where the position stands in our leadership ranks, and job demands such as frequent travel and the responsibility to respond to business matters at any time and under any circumstances.

Tally Sheets — In addition to the market analysis, each February we provide the Committee with a comprehensive compensation Tally Sheet for each named executive officer. These Tally Sheets, which also are reviewed by the Committee’s independent consultant, help the Committee evaluate total remuneration and internal pay equity. The Committee reviews them before making decisions about the compensation of the named executive officers for the next year. Each Tally Sheet includes all components of the executive’s current compensation, including base salary, short-term incentive compensation, equity incentive compensation, retirement savings programs, health and welfare programs, and the cost of personal executive benefits. The Committee also reviews potential payments under various termination scenarios.

Performance Assessments — Assessments of executive performance are another key part of the Committee’s Total Compensation Analysis and Planning Process. Mr. Arnold meets individually with his direct reports, including the named executive officers, to discuss the performance assessments for their respective direct reports and to formulate initial recommendations for an appropriate total compensation plan for each executive. No member of management, including Mr. Arnold, makes recommendations regarding his or her own pay. The Committee meets with its independent consultant in Executive Session (with no members of management in attendance) to review Mr. Arnold’s performance assessment, the comprehensive market data for his position, and his Tally Sheet to establish his total compensation plan.

Evaluating Pay

In July of each year, the Committee evaluates pay relative to external market data to validate the individual compensation opportunities that were established in February, and also considers whether we are setting appropriate performance criteria. This process involves collecting and reviewing peer group information and third-party survey data and analyzing it as described below.

PEER GROUP ANALYSIS

Peer Group Selection — In 2018 the Committee began using proxy compensation data reported by a compensation peer group together with the survey data described under “annual market analysis” to set each named executive officer’s base salary, short-, and long-term incentive targets. The Committee adopted a compensation peer group in order to have additional data points to consider when setting pay and evaluating compensation programs. The Committee chose the companies in the compensation peer group based on revenue size, market capitalization, and industry. The compensation peer group also represents a sample of companies with whom we compete for talent. Eaton’s revenue and market cap are approximately aligned with the median revenue and market cap of the compensation peer group.

In 2020, the Committee’s Compensation Consultant, Meridian, reviewed changes to certain companies within the compensation peer group. Ingersoll-Rand plc now operates as Trane Technologies plc after spinning-off its industrial business at the end of February 2020 and United Technologies Corporation now operates as Raytheon Technologies Corporation after spinning off its Otis and Carrier businesses and merging with Raytheon Company in April 2020. Meridian determined that Eaton is still well positioned near the median of the Compensation Peer Group from both a revenue and market valuation perspective, with or without these new successor companies. Considering both COVID-related market volatility and the potential impact of divestitures of Eaton’s Lighting and Hydraulics businesses and possible future acquisitions, the Committee asked Meridian to conduct an in-depth analysis in 2021 and make possible modifications at that time.

The compensation peer group does not replace Eaton’s strategic peer group that is used by the Board in setting the Company’s strategic plan. The publicly traded companies in the strategic peer group continue to serve as the relative peer group for purposes of comparing total shareholder return as it relates to Eaton’s long-term performance-based incentive plan. The strategic peers were chosen based on their industry segment, among other considerations, so that the overall revenue of each segment would approximate Eaton’s revenues for each segment (Aerospace, Electrical, Hydraulics, Vehicle) versus overall revenue for the entire enterprise. The revenue of many companies in the strategic peer group is smaller than Eaton’s and given that there is a correlation between the revenue size of a company and the pay it delivers, the Committee determined that the strategic peer group would not serve as an appropriate peer group for purposes of setting pay. Therefore, with input from its consultant, the Committee chose the companies listed in the following table as the compensation peer group.

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Compensation Peer Group
3M Company	ABB Ltd.	Caterpillar, Inc.
Cummins Inc.	Danaher Corporation	Deere & Company
Dover Corporation	Emerson Electric Company	Halliburton Company
Honeywell International Inc.	Illinois Tool Works Inc.	Ingersoll-Rand plc(1)
International Paper Company	Johnson Controls Inc.	Lear Corporation
Northrop Grumman Corporation	PACCAR Inc.	Parker-Hannifin Corporation
Raytheon Company(2)	Rockwell Automation, Inc.	Stanley Black & Decker Inc.
Union Pacific Corporation	United Technologies Corporation(2)	Whirlpool Corporation
(1) Now Trane Technologies plc (2) Now Raytheon Technologies Corporation

Peer Pay Analysis — Each year we provide the Committee with an analysis that includes the compensation reported by each publicly traded peer in its annual proxy statement and market survey data for positions that are equivalent to positions held by our named executive officers. The Committee uses this analysis in reviewing and establishing our stretch incentive plan goals and in answering whether our compensation targets are appropriate relative to market comparators. In 2020, this review of survey and peer proxy data confirmed that Eaton’s compensation opportunities were aligned with the external data points.

COMPONENTS OF COMPENSATION

In this section, we describe the main components of our compensation, including the metrics we use for our performance-based incentives.

OVERVIEW OF OUR PRIMARY COMPENSATION COMPONENTS

Component	Description	Form/Timing of Payout
Base salary	Levels reflect job responsibilities and market competition	Paid in cash throughout the year
Short-term incentive

Executive Incentive Compensation Plan (EIC) – Cash incentive tied to the following performance metrics:

Adjusted Earnings Per Share (EPS) and Cash Flow Return on Gross Capital (CFR)(1) goals as well as business unit and individual performance criteria

Paid in cash after the year has ended and performance has been measured Executives can choose to defer payments under our Deferred Incentive Compensation Plan II
Long-term incentives	Executive Strategic Incentive Program (ESIP) – Long-term performance-based incentive tied to:
50% Performance- Based Long-Term Incentive (ESIP)	Relative Total Shareholder Return ESIP opportunities are denominated in performance share units (PSUs) and settled in Eaton ordinary shares Value realization depends on our stock performance	Awards are distributed in Eaton ordinary shares after the 3-year award period has ended and performance has been measured
25% RSUs 25% stock options	Restricted Share Units (RSUs) and stock options Value realization depends on our stock performance	Vesting in approximately equal installments over 3 years
Other performance and retention grants

Retention restricted share units are granted on rare occasions to foster engagement and retention

May be tied to achievement of performance objectives

Value realization depends on our stock performance

Vesting periods range from 3 to 10 years
(1) Please see discussion on page 43 regarding the replacement of CFR with Adjusted Operating Cash Flow going forward.

Base Salary

We pay a competitive base salary to our executive officers in recognition of their job responsibilities. In general, the Committee sets base salaries at approximately the market median as described under “Total Compensation Analysis and Planning Process” on page 31. On occasion, the Committee may set an executive’s base salary above the reported market median to foster retention and/or recognize superior performance. Executives must demonstrate consistently effective individual performance in order to be eligible for a base salary increase. In making salary adjustments, the Committee considers the executive’s base salary and total compensation relative to the market median and other factors such as individual performance against business plans, initiative, leadership, experience, knowledge, and success in building organizational capability.

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2020 BASE SALARY

During the February 2020 Total Compensation Analysis and Planning Process, the Committee reviewed each executive’s base salary relative to the market data as described under “Total Compensation Analysis and Planning Process,” as well as the executive’s individual performance over the prior year. After discussing these items, the Committee determined it was appropriate to deliver merit increases on July 1, 2020, to our named executive officers. Subsequent to that decision, as a result of the economic situation precipitated by the global pandemic, the Committee took action to delay the merit increases until March 1, 2021. In addition, they took action to reduce the second and third quarter base salaries of the named executive officers and all other officers as follows:

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Mr. Arnold's salary was cut approximately 50% and 23% in the second and third quarters, respectively, or the equivalent of 9 unpaid weeks.

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Mr. Yadav’s salary was cut approximately 38% and 8% in the second and third quarters, respectively, or the equivalent of 6 unpaid weeks.

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The other named executive officers' and all other officers’ salaries were cut approximately 25% and 8% in the second and third quarters, respectively, or the equivalent of 4 unpaid weeks.

Executive	2020 Planned Merit Increase %	2020 Planned Base Salary	2020 Without Increase & Prior to Reductions	% Pay Reduction / Equivalent Weeks of Pay	2020 Realized Base Pay
C. Arnold	3.00%	$1,390,500	$1,350,000	17.31% / 9 weeks	$1,116,346
R. Fearon	3.00%	$1,034,059	$1,003,941	8.77% / 4 weeks	$915,864
A. Miller Boise(1)	0.00%	$550,000	$550,000	8.78% / 4 weeks	$501,699
U. Yadav	3.00%	$800,717	$777,395	11.54% / 6 weeks	$687,695
H. Monesmith	4.00%	$655,200	$630,000	7.69% / 4 weeks	$581,538
(1) Ms. Miller Boise was hired on January 6, 2020 and thus not planned for a merit increase as determined for others at the Committee's February 2020 meeting.

Short-Term Performance-Based Compensation

We establish a competitive annual cash incentive opportunity for each named executive officer which is intended to align with the market median short-term incentive target (expressed as a percentage of base salary) as determined in our annual market analysis. The Committee determines target opportunities for each executive in February during its Total Compensation Analysis and Planning Process.

Metrics, Goals and Results — In February 2020, the Committee established Adjusted EPS and CFR goals based on its review of market analyses, our annual profit plan as approved by the Board of Directors, external research reports, and analyses of peer group data. The Committee also considered Adjusted EPS growth rate guidance for us and our strategic peers as a key starting point for setting aggressive performance objectives for our short-term incentive plan. The short-term objectives historically have been tied to Adjusted EPS and CFR metrics. The Adjusted EPS metric measures earnings growth, while the CFR objective is an internal measure of return on capital. We and the Committee believe these are appropriate metrics because of their link to shareholder value creation. The Committee believes that the target level Adjusted EPS and CFR goals established at the beginning of 2020 were demanding but attainable.

As noted above, our 2020 short-term incentive plan goals were set in February 2020, prior to the known effects of the pandemic on the economy. The Adjusted EPS and CFR goals that were set in February became unattainable shortly after the pandemic and related shutdowns hit the economy hard. Our final results, as shown on the following table, show the impact. The results generated a calculated payout of 0%.

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Actual Adjusted EPS was $4.24, below the $4.85 threshold for a minimum payout.

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Actual CFR was 14.6%, below the 15.4% threshold for a minimum payout.

2020 EXECUTIVE INCENTIVE COMPENSATION PLAN GOALS AND RESULTS

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The Committee determined in April that it would leave the goals unchanged as it became difficult to create any forecast for the remainder of the year. As noted in the charter of the Committee, executive compensation is designed to help us attract, motivate, reward, and retain highly qualified executives who are capable of creating and sustaining value for our shareholders over the long term. The Company’s short-term incentive plan gives the Committee the responsibility of establishing the formal EIC payout structure and related goals, but also the ability to use discretion to determine the EIC payout based upon factors they deem important in their overall consideration of the year’s results. In April, the Committee committed to working with Management to develop a rationale for how they might evaluate whether we succeeded in meeting or exceeding our economic and operational recovery challenges, including whether we kept our employees safe, minimized the financial impact of the pandemic and continued to deliver returns that were above our shareholder expectations.

In July, the Committee reviewed the following recovery commitments:

Commitment	Results
Focus on performance relative to the July consensus on Adjusted EPS: Consensus Adjusted EPS forecast at that time was $3.95/share.	Actual results were $4.24/share.
Effectively manage our decremental margins during the year: We guided to 25-30% decremental performance for the year.	Actual decremental performance was 23%.
Deliver solid free cash flow for the year: We guided to a free cash flow range of $2.3 billion to $2.7 billion.	Actual free cash flow was $2.6 billion.
Continue to keep our employees safe and healthy: We need to deliver improvements in our traditional safety metrics and ensure that we don’t have COVID-19 cases that originate in our facilities.

Severe injuries were down 33%, overall injuries down 27% – and we exceeded world-class benchmarks in both our total recordable case rate and days away case rate metrics.

Our team did an outstanding job of putting in place and adhering to pandemic protocols.

Reduce and manage support function costs: support function costs need to be reduced in-line with or more than our reduction in revenues	Support function costs were reduced by 5.1 percentage points greater than our reduced revenue

In addition to those recovery commitments, in 2020 we also maintained our strategic and operational discipline:

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Launched $280 million multi-year restructuring program yielding $200 million of mature year benefits.

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Delivered significant portfolio transformation including $1.4 billion sale of Lighting, $3.3 billion signed deal to sell Hydraulics, acquisition of Power Distribution, Inc. and signed deal for 50% of HuanYu High Tech.

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Returned $2.8 billion to shareholders, including $1.2 billion in dividends and the $1.6 billion repurchase of 17.1 million shares.

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Had total shareholder return of 31% in 2020 that was 20 percentage points over the median of our proxy peers.

In light of these factors, the Committee determined that the use of discretion to increase the 0% short-term incentive payout to 50% is reasonable and appropriate.

2020 SHORT-TERM INCENTIVE AWARDS

In February 2020, in addition to establishing EIC Plan performance objectives, the Committee also established an individual target award opportunity for each executive that reflected the market median target annual incentive opportunity as determined in our annual market analysis as described on page 31. At the end of the award period, the Committee considered the following items in determining individual payouts:

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The Company’s 50% discretionary payout factor as described above.

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Individual performance factors that are based on the achievement of the following performance criteria:

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Financial Goals: Achieving the Company’s annual financial plan, as well as the annual financial plan for the executive’s business unit.

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Growth Goals: Building our brand; outgrowing the markets in which we operate; introducing new products and services.

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Operational Excellence: Workplace safety and emissions reduction; advancements in quality; supply chain improvement; and operational efficiency/productivity.

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Building Organizational Capacity: Reinforcing our ethical standards; attracting and developing talent; developing a diverse and inclusive organization; promoting a learning culture.

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In light of the circumstances that led to the Committee’s decision to create a discretionary payout as described above, they chose to not further increase the award by application of an individual performance factor above 100%.

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The following table illustrates each named executive officer’s 2020 award opportunity and his or her actual award relative to that opportunity. Each officer’s award is subject to an individual performance factor. The awards shown below are rounded to the nearest whole dollar. Due to its discretionary nature, each named executive officer’s short-term incentive award is reported in the “Bonus” column of the Summary Compensation Table.

Executive	EIC Target as a % of Salary	EIC Target $		Discretionary Adjustment		Individual Performance Factor		Award	Award as % of Target
C. Arnold	160%	$2,160,000	x	50%	x	100%	=	$1,080,000	50%
R. Fearon	100%	$1,003,941	x	50%	x	100%	=	$501,971	50%
A. Miller Boise	75%	$412,500	x	50%	x	100%	=	$206,250	50%
U. Yadav	100%	$777,395	x	50%	x	100%	=	$388,698	50%
H. Monesmith	100%	$630,000	x	50%	x	100%	=	$315,000	50%

Long-Term Incentive Compensation

The Committee establishes a target long-term incentive opportunity for each executive that is intended to align with the market median values as determined in our annual market analysis. We provide long-term incentive compensation to our executive officers in two components that generally are weighted as follows:

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50% in Performance Share Units: Relative TSR serves as the performance criteria for the performance-based ESIP periods which are three years in length. ESIP opportunities are denominated in performance share units and the number of share units earned by executives will depend on the rank of our total return to shareholders against that of a TSR Peer Group. The value realized by executives will depend on share price appreciation or depreciation over the award period; thereby providing a direct link to shareholder value creation.

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50% in Time Based Equity Awards: The named executive officers receive approximately an equal mix of stock options and RSUs which also provide a link to external performance. Time-based equity vests over a minimum of a three-year period and executives must be employed on the vesting date in order for shares to vest.

We believe that this “portfolio approach” to structuring long-term incentives provides an appropriate balance that focuses executives on both an external and internal measure of our success. In limited circumstances, the Committee provides retention restricted share unit grants to foster engagement and retention. The Committee’s independent compensation consultant has confirmed that this approach is appropriate to delivering long-term compensation and is consistent with market practices. No named executive officers received retention grants in 2020.

Equity Grant Practices — We typically grant equity-based awards in February. The Committee has the authority to fix the date and all terms and conditions of equity grants to executive officers and other employees under our various stock plans, all of which have been approved by our shareholders. Our equity program adheres to the following best practices:

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Equity-based awards generally vest over, or upon the conclusion of, at least a three-year period and vesting is contingent upon continued service with us over the vesting period (except in the case of an employee's death, disability, or retirement).

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No more than 5% of the total number of shares authorized for delivery under the Plan may vest within less than one year after the grant date (except for awards granted to non-employee directors, in the event of a change of control of the Company, in the event of a divestment of a business or upon an employee’s death, disability, or retirement).

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We set the strike price for all of our stock options at the fair market value of our shares on the date of the grant. Our current shareholder-approved stock plans define “fair market value” as the “closing price” as quoted on the New York Stock Exchange on the date of the grant.

More information about the long-term incentives granted in 2020 begins on page 38.

PERFORMANCE-BASED LONG-TERM INCENTIVES FOR THE PERIOD ENDING DECEMBER 31, 2020

2018-2020 ESIP Performance Criteria: The Committee adopted relative TSR as the performance criteria for the 2018-2020 ESIP period. The Committee chose TSR as the metric to introduce a stronger sense of relative peer performance and to alleviate the increasingly difficult market calibration issues that we faced in prior years when the plan was tied to earnings per share growth and cash flow return on gross capital metrics. We and the Committee believe a short-term plan with an earnings growth and return on assets orientation (via the Adjusted EPS and CFR goals) complemented by a TSR-driven long-term plan is an effective combination that will enhance shareholder value.

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The 2018-2020 ESIP was designed such that our TSR rank among a TSR Peer Group would determine an adjustment factor which could range from 0% to 200%. Ranking in between the threshold, target and maximum performance levels results in linear interpolation of the percentage earned.

Additionally, if our TSR was positive but ranked the lowest among the peer group, the maximum payout that could be earned was 25% of target. If our TSR was the highest when compared to that of the peer companies, but was negative, then the maximum payout that could be earned was 100% of target. Consistent with our historical practice, awards under this plan design were capped at 200% of target.

The TSR Peer Group for the 2018-2020 award period included twenty companies, fourteen of which are direct peers in either the Electrical, Hydraulics, Aerospace or Vehicle segments and six of which are indirect but relevant peers. The revenue of the directly competitive peers in each segment expressed as a percentage of total peer group revenue roughly equated to the percentage of revenue each such segment represented of total Eaton revenue at the beginning of the award period (with the indirect peers added to the direct Electrical peers). During 2020, two of our TSR peers, Ingersoll-Rand plc and United Technologies Corporation changed due to spinoff and mergers. Ingersoll-Rand plc now operates as Trane Technologies plc after spinning-off its industrial business at the end of February 2020 and United Technologies Corporation now operates as Raytheon Technologies Corporation after spinning off its Otis and Carrier businesses and merging with Raytheon Company in April 2020. These companies in their new form are no longer strategic TSR peers. Furthermore, their TSR performance was skewed by the share distributions and conversions resulting from the spinoff and mergers. When the Committee approved the goals for the 2018-2020 award period, they reserved the right to exclude from the TSR ranking for the full award period any companies who merge or who are acquired. In light of the foregoing, the Committee has exercised their right to remove these companies from the TSR Peer group. Following the removal, the remaining companies have been re-ranked.

2018-2020 ESIP Awards — Awards for the 2018-2020 award period were determined based on our TSR ranking among the TSR Peer Group. For ESIP TSR calculation purposes, our stock price at the beginning of the award period was $71.38, (adjusted to reflect dividend reinvestments over the period) and our stock price at the end of the award period was $120.14. This resulted in TSR of 68%. As described above, per the rights granted under our plan, the Committee determined it was appropriate to exclude from the TSR ranking for the full period those companies who merged during the year. Excluding Ingersoll-Rand plc and United Technologies Corporation, Eaton had an absolute ranking among the remaining peers at three out of nineteen, and a percentile ranking at the 89th percentile. This percentile ranking resulted in a performance adjustment factor of 178% of target (rounded up to a whole percentage from 177.8%). The results are shown in the following tables.

	Threshold	Target		Maximum
			Actual Results
Relative Ranking	TSR is positive but ranks the lowest among the peers	50th Percentile	89th Percentile	100th Percentile
Adjustment Factor	25%	100%	178%	200%

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Company Name	TSR	Absolute Ranking Prior to Peer Removal	Adjusted Ranking Following Peer Removal(1)	Adjustment Factor (Linear Interpolation From 0% to 200%, Rounded to Whole Percent)
Schneider Electric SE	83.21%	1	1	200%
Deere & Company	81.37%	2	2	189%
Eaton Corporation	68.32%	4	3	178%
Dover Corporation	64.48%	5	4	167%
Woodward, Inc.	61.84%	6	5	156%
Honeywell International Inc.	54.37%	7	6	144%
Parker-Hannifin Corporation	44.12%	8	7	133%
Cummins Inc.	40.42%	9	8	122%
Rockwell Automation	36.03%	10	9	111%
Illinois Tool Works, Inc.	32.03%	11	10	100%
Emerson Electric Co.	25.86%	12	11	89%
Hubbell Inc.	25.48%	13	12	78%
Seimens Akteingesellschaft	24.60%	14	13	67%
Legrand SA	21.28%	15	14	56%
ABB Ltd.	17.70%	16	15	44%
Allison Transmission Holdings Inc.	4.75%	17	16	33%
Moog Inc.	-5.83%	19	17	22%
BorgWarner Inc.	-20.29%	20	18	11%
American Axle	-51.03%	21	19	0%
(1) The following are removed due to mergers and spin-offs as described above. TSR and Rank prior to removal is as follows:
Trane Technologies plc	71.44%	3
Raytheon Technologies Corp	2.16%	18

Final awards were determined by multiplying the target number of performance share units by the calculated performance factor of 178% and rounding up to the nearest whole share. The earned number of performance share units vested on February 23, 2021 and will be reported in the Options Exercised and Stock Vested Table in our next proxy statement. Dividend equivalents were also paid in cash based on the aggregate dividend paid over the period ($8.40) and the final number of share units that were earned.

Awards earned by our named executive officers for the 2018-2020 ESIP Period are shown below.

Executive	2018-2020 Target	Target Units	Earned Share Units (based on 178% payout)	Value of Award at Vesting (based on $129.45 on 2/23/2021)	Accumulated Dividends (based on $8.40)	Total Award + Dividend Equivalents
C. Arnold	$4,062,500	48,855	86,962	$11,257,231	$730,481	$11,987,712
R. Fearon	$1,500,000	18,040	32,112	$4,156,898	$269,741	$4,426,639
A. Miller Boise(1)	-	-	-	-	-	-
U. Yadav	$900,000	10,825	19,269	$2,494,372	$161,860	$2,656,232
H. Monesmith	$600,000	7,220	12,852	$1,663,691	$107,957	$1,771,648
(1) Per the terms of her offer, Ms. Miller Boise’s participation begins with the 2020-2022 ESIP award period.

Long-Term Incentives Granted in 2020

Establishment of Performance Criteria for the 2020-2022 ESIP — Awards for the 2020-2022 ESIP award period will be determined based on our TSR relative to that of the TSR Peer Group as described on the following page. The structure of our 2020-2022 ESIP is identical to that of the 2018-2020 ESIP described on page 36. That is, TSR is calculated by taking the total of share price appreciation and dividends (assuming immediate reinvestment of dividends) over the three-year period compared to our share price at the beginning of the period. Our TSR rank among the TSR Peer Group will determine an adjustment factor which can range from 0% to 200%, such that executives will earn an award if our TSR ranks as follows:

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	Threshold	Target	Maximum
Relative Ranking	TSR is positive but ranks the lowest among the peer group	50th Percentile	100th Percentile
Adjustment Factor	25%	100%	200%

Additionally, if our TSR is positive but ranked the lowest among the peer group, the maximum payout that can be earned is 25% of target. If our TSR is the highest when compared to that of the TSR Peer Group, but is negative, then the maximum payout that can be earned is 100% of target. The payout between threshold and maximum will be interpolated based on the rank of our TSR among the peer companies.

The TSR Peer Group for the 2020-2022 award period includes twenty companies, fourteen of which are direct peers in either the Electrical, Hydraulics, Aerospace or Vehicle segments and six of which are indirect but relevant peers. The revenue of the directly competitive peers in each segment expressed as a percentage of total peer group revenue roughly equates to the percentage of revenue each such segment represented of total Eaton revenue (with the indirect peers added to the direct Electrical peers). The companies included in the TSR Peer Group are:

Direct Peers: ABB, Ltd., Allison Transmission Holdings, Inc., American Axle & Manufacturing, Inc., BorgWarner, Inc., Cummins Inc., Emerson Electric Co., Hubbell Inc., Legrand S.A., Moog Inc., Parker-Hannifin Corporation, Rockwell Automation, Inc., Schneider Electric SE, Siemens AG, and Woodward, Inc.

Indirect Peers: Deere & Company, Dover Corporation, Honeywell International Inc., Illinois Tool Works Inc., Ingersoll-Rand plc(1), and United Technologies Corporation(1).

(1)

As described on page 37, we excluded these companies from the final award-determination ranking for the 2018-2020 award period. This peer group also applies to our 2019-2021 and 2020-2022 ESIP award periods. We will describe our approach with these companies at the time we determine the results for each of these award periods.

Performance Share Units Granted for the 2020-2022 ESIP — In February 2020, the Committee established total long-term incentive opportunities, expressed as a cash value, for each executive. Targets are intended to align with the market median long-term incentive value as determined during our annual market analysis described on page 31. Half of the total long-term incentive target was converted to a number of performance share units based on the 30-day average closing price of our ordinary shares at the beginning of the award period. At the end of the award period, the number of performance share units will be adjusted up or down based on achievement of our TSR rank relative to that of the peers as previously described. The adjusted number of share units, if any, will be distributed to participants in the form of our ordinary shares. An accumulated dividend equivalent covering the performance period will be paid in cash based on the number of share units actually earned.

RSUs Granted in 2020 — In February 2020, the Committee approved RSU grants that represented approximately 25% of each named executive officer’s target total long-term incentive opportunity. These RSUs vest in approximately equal installments over three years, subject to continued employment with us. We pay dividend equivalents on the earned number of RSUs at the time the shares vest.

Stock Options Granted in 2020 — Stock options make up the remaining 25% of each named executive officer’s total target long-term incentive opportunity. The stock options granted in 2020 will vest in substantially equal installments over three years, subject to the executive’s continued employment with us, and have a strike price equal to the closing price of our ordinary shares on the date of the grant.

2020 Long-Term Incentive Grants — Each named executive officer’s target long-term incentive opportunity and mix of grant types is shown below. The target amounts shown below differ from the amounts reported in the Summary Compensation Table, which reports the grant date fair value determined in accordance with ASC Topic 718.

Executive	ESIP Target ($) (50% of LTI)	RSU Target ($) (25% of LTI)	Stock Option Target ($) (25% of LTI)	Target Total Long-Term Incentive ($)
C. Arnold	$4,875,000	$2,437,500	$2,437,500	$9,750,000
R. Fearon	$1,500,000	$750,000	$750,000	$3,000,000
A. Miller Boise	$500,000	$250,000	$250,000	$1,000,000
U. Yadav	$1,050,000	$525,000	$525,000	$2,100,000
H. Monesmith	$800,000	$400,000	$400,000	$1,600,000

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HEALTH AND WELFARE, RETIREMENT AND OTHER BENEFIT PLANS

Health and Welfare Benefits and Retirement Income Plans

We provide our executive officers with the same health and welfare and retirement income benefit programs that we provide to our other salaried employees in the United States, with certain exceptions described below. Our named executive officers may choose to participate in our 401(k) plan and receive Company matching contributions, which are reported as “Other Compensation” in the Summary Compensation Table. We provide 401(k) matching contributions that comply with Internal Revenue Code limits.

In place of typical Company-paid group term life insurance, we provide the named executive officers and approximately 325 other employees who were hired prior to January 1, 2016 with Company-paid life insurance coverage under two separate policies. The aggregate value of the two policies is approximately equal to an executive’s annual base salary. This level of coverage is consistent with the level of coverage provided through our group term life policy to other non-union U.S. salaried employees including executives hired on or after January 1, 2016. The majority of the executives’ life insurance (base salary minus $50,000) is covered under an executive-owned individual whole-life policy, with the remaining $50,000 of insurance covered under our group term life policy. The value of the Company-paid premium for the whole life policy is imputed as income to each covered executive. We decided to provide this executive life insurance arrangement to allow each executive to have a paid-up policy at retirement that would mirror Company-provided post-retirement group term life insurance, but with less post-retirement tax complexity for both the executive and the Company.

Other Retirement and Compensation Arrangements

The 2020 Pension Benefits table on page 51 reports retirement benefits for Mr. Arnold and the other named executive officers. Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. As permitted under the Code, the Board of Directors has authorized plans under which payment will be made for any benefits that may exceed those limits. If these nonqualified benefits accrued before 2005, executives may choose a lump sum payment or an annuity (unless otherwise determined by the Committee), except that if there is a change of control of the Company, they will be paid at the time of the event (unless otherwise determined by the Board of Directors) in a lump sum. These benefits that accrued after January 1, 2005 will be paid in the form of a single sum at retirement.

In response to market practices and to enhance our ability to attract and retain key executives, the Board of Directors also adopted plans that provide supplemental annual retirement income to certain executives whom we hire mid-career, because they do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income or nonqualified restoration plans. These supplemental plans deliver a benefit if the executive either retires at age 55 or older with at least 10 years of service, or at age 65 or older regardless of the years of service. No new participants have been added to this plan since 2011.

The tax-qualified pension plans that we maintain for our U.S. salaried and non-union employees define the term compensation to include base salary, overtime pay, pay premiums and awards under any short-term variable pay or incentive compensation plans (including amounts deferred for receipt at a later date). We use this same definition for calculating pension benefits under the nonqualified executive retirement income arrangements described in the preceding paragraph. These qualified and nonqualified retirement income plans are the only compensation or benefit plans or programs that we provide to executive officers that consider base salary and earned annual incentive awards in the calculation of the executives’ account balances. Long-term incentives, including cash and amounts realized upon the exercise of stock options and/or vesting of other equity-based awards are not factored into these calculations.

PENSION FREEZE ENACTED DECEMBER 31, 2020

Eaton regularly considers cost savings opportunities in all aspects of how we operate to ensure we remain competitive. Since 2001, we periodically reviewed our pension plan to determine how we compare to companies like ours, particularly diversified industrial companies. Our latest survey found that many large companies, including over half of our peers had already frozen or announced they were freezing their pension plans. Effective December 31, 2020, we froze our qualified pension plans for US non-union employees, including our named executive officers. This freeze affects participants in our Pension Plan for Eaton Corporation Employees. We will also act in the first quarter of 2021 to freeze, with the same effect and timing, the related nonqualified DB Restoration and Limited Service Supplemental Plans. These plans are referenced on page 50.

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For those in our “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”), the freeze will take effect as of December 31, 2025 meaning no additional pay and service credits will be earned beginning on January 1, 2026.

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For those in our “Eaton Personal Pension Account” under the cash balance formula (the “EPPA benefit formula”), the freeze took effect as of December 31, 2020, but we will not end cash balance pay credits until December 31, 2025. Instead of putting the pay credit in employees’ cash balance pension accounts, we will duplicate it as a contribution to the Eaton Savings Plan (Eaton’s 401(k)) over the five-year transition period.

At the end of the five-year period, beginning January 1, 2026, these employees will then be eligible to receive the same contribution into the Eaton Savings Plan as employees hired April 1, 2013 and following, which is currently a 4% Eaton Retirement Contribution.

Deferral Plans

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our short- and long-term cash incentive plans. Our deferral plans do not allow executives to defer the receipt of their share-based awards. We offer these deferral arrangements so that our executives have a competitive opportunity to accumulate additional retirement assets and a means to meet our share ownership requirements.

Personal Benefits

We provide our executive officers with limited personal benefits such as reimbursement for financial and estate planning and tax preparation. Personal benefits are treated as taxable income to the executive.

Employment Contracts and Change of Control Agreements

We do not provide our executive officers with employment contracts; however, we do enter into Change of Control Agreements with each executive officer. The agreements do not contain tax gross-up provisions, but do contain double-trigger severance provisions and restrictive covenants. These agreements provide benefits if an executive’s employment is terminated or materially changed for certain reasons following a change of control. We believe that these agreements are in the best interest of our shareholders because they help ensure that we will have the continued dedication and focus of key executives in the event of a change of control of the Company. Details of our Change of Control Agreements may be found in the narrative discussion accompanying the Potential Payments Upon Termination beginning on page 52.

Limited Tax Protection for Relocation and Foreign Assignments

We and the Committee believe that tax protection is appropriate in very limited circumstances to avoid the potential for the value of a benefit to be reduced as a result of tax requirements that are beyond an executive’s control. Specifically, we provide tax protection for our employees under our relocation and foreign assignment policies so that they are able to make decisions to accept new assignments without concern that relocating would be a disadvantage from a tax standpoint. Ms. Miller Boise began employment with Eaton on January 6, 2020 and is eligible to receive relocation assistance with items such as the sale of her current home, purchase of a new home, house hunting, temporary living, movement of household goods, and related tax protection. While she did receive some 2020 relocation benefits as described in the Summary Compensation Table, the COVID-19 pandemic has impacted parts of her move, thus assistance will continue into 2021.

Use of Our Aircraft

We own, operate, and maintain Company aircraft to enhance the ability of our executive officers and other corporate and business leaders to conduct business in an effective manner. This principle guides how the aircraft are used. Our stringent aircraft use policy ensures that the primary use of this mode of transportation is to satisfy business needs and that all aircraft use is accounted for at all times and in accordance with applicable laws. The Board of Directors has directed Mr. Arnold to use our aircraft for his business travel, whenever feasible, to ensure his personal security and enhance his productivity. The policy also allows Mr. Arnold to use our aircraft for personal travel as needed. Our aircraft policy does not permit other executives to use Company-owned aircraft for personal use without the advance approval of the Chief Executive Officer. No named executive officers receive tax protection on the imputed income for personal use of Company-owned aircraft.

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EXECUTIVE COMPENSATION POLICIES AND GUIDELINES

Share Ownership Requirements

We expect all of our executive officers and certain other high-level key executives to hold a number of our shares with a value equal to a pre-determined multiple of their base salary. These multiples, as shown below, represent the minimum guidelines and are consistent with trends we have seen in the competitive market. Each executive is required to own a minimum of 20% of the required shares outright. Executives are expected to hold shares that vest and shares acquired upon the exercise of stock options until these requirements are met. In addition, executives are expected to reach these guidelines within five years of appointment to a new position and are expected to satisfy them for the duration of their employment with the Company.

The Committee reviews each executive officer’s share ownership relative to these levels each February. As of the date this proxy was filed, each of the named executive officers exceeded his or her ownership and holding requirements.

Position	Minimum Requirement
Chairman and Chief Executive Officer	6 times base salary
Vice Chairman, Chief Financial and Planning Officer	4 times base salary
President and Chief Operating Officer Electrical or Industrial Sector	4 times base salary
Other Officers	2-3 times base salary
General Managers and other ESIP participants	1 times base salary

Anti-Hedging and Pledging

No Hedging Transactions – Our insider trading policy prohibits all of our officers, including our named executive officers, and directors from engaging in the following types of hedging transactions involving our common stock: (1) any transaction involving the establishment of a short position in Eaton securities; (2) buying or selling puts or calls or other derivatives on Eaton’s securities, or (3) otherwise entering into any hedging arrangements involving Eaton securities.

No Pledging – Our insider trading policy prohibits our employees, including our named executive officers, and directors from holding our common stock in a margin account or pledging it as collateral for a loan.

Clawback Policy

The Board of Directors has adopted a formal policy stating that, if an executive engaged in any fraud, misconduct or other bad-faith action that, directly or indirectly, caused or partially caused the need for a material accounting restatement for any periods as to which a performance-based award was paid or credited to the executive during the 12-month period following the first public issuance of the incorrect financial statement, such award shall be subject to reduction, cancellation or reimbursement to the Company at the Board’s discretion. The clawback policy covers any executive who participates in our ESIP or any successor plans. Our incentive compensation plans, stock plans and deferral plans all include the provisions of this policy. This policy may be found on our website at http://www.eaton.com/governance.

Tax and Accounting Considerations

We carefully monitor and comply with any changes in the laws, regulations, accounting standards and related interpretive guidance that impact our executive compensation plans and programs. Tax and accounting considerations have never played a central role in the process of determining the compensation or benefit plans and programs that are provided to our executives. Instead, the Committee consistently has structured our executive compensation program in a manner intended to ensure that it is competitive in the marketplace for executive talent and provides incentives and rewards that focus our executives on reaching desired internal and external performance levels. Once the appropriate programs and plans are identified, we administer and account for them in accordance with applicable requirements.

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RELATIONSHIP BETWEEN COMPENSATION PLANS AND RISK

Compensation and Organization Committee Annual Risk Assessment

Each year, the Committee and management conduct a comprehensive review of our executive and broad-based compensation programs to determine whether any of our compensation programs, either individually or in the aggregate, would encourage employees to undertake excessive risks that are reasonably likely to have a material adverse impact on the Company.

After reviewing an inventory of our 2020 broad-based variable pay and sales commission plans, which included the number of participants in each plan, the participants’ levels within the organization, the target and maximum payment potential, performance criteria under each plan, and the type of plan (for example, management-by-objective and goal sharing), the Committee concluded that none of the broad-based programs would likely give rise to a material risk.

The Committee also applied a risk assessment to the short- and long-term incentive plans that are described in this CD&A. This analysis included, but was not limited to, (a) whether performance goals were balanced and potential payments were reasonable based on potential achievement of those goals at the threshold, target and maximum levels; (b) whether there is a balance between short- and long-term incentive opportunities and that pay is not overly weighted toward annual incentive opportunities; and, (c) how our performance objectives and target award opportunities compared to the objectives and target awards underlying our peers’ incentive programs. The Committee concluded that these short- and long-term incentive plans are not likely to give rise to a material risk.

Our Executive Compensation Strategies and Programs Are Structured to Reduce Risk

The Committee and management also concluded that our executive compensation strategy and programs are structured in the best interest of the Company and its stakeholders and do not create a material risk due to a variety of mitigating factors, such as:

●

An emphasis on long-term compensation that utilizes a balanced portfolio of compensation elements and delivers rewards based on sustained performance over time;

●

The Committee’s sole power to set performance objectives for our incentive plans. In our short-term plan, this includes CFR and Adjusted EPS objectives and qualitative goals such as leadership development, growth, operational excellence, and building organizational capacity. We believe these items contribute to increased shareholder value;

●

Our long-term performance plan (ESIP) focuses on relative TSR. This creates a focus on driving sustained performance over multiple award periods that mitigates the potential for executives to take excessive risks to drive one-time, short-term performance spikes in any one period;

●

The use of equity awards to foster retention and align our executives’ interests with those of our shareholders;

●

Capping the potential payouts under the short- and long-term incentive plans to eliminate the potential for windfalls;

●

A clawback policy that allows us to recover compensation in the case of a material restatement of financial results and/or employee misconduct;

●

Share ownership and holding requirements; and

●

A broad array of benefit programs that offer employees and executives an opportunity to build meaningful retirement assets throughout their careers.

CHANGES FOR 2021

EIC Short-term Incentive Plan

Adjusted Operating Cash Flow will replace Cash Flow Return on Gross Capital as a 50% weighted goal; Adjusted EPS remains in place with same 50% weighting.

Effective with the 2021 EIC Plan year, we are replacing the Cash Flow Return on Gross Capital (CFR) measure with Adjusted Operating Cash Flow (OCF). The Company strongly emphasizes cash flow in its earnings announcements as it is a very effective indicator of short-term results, and most importantly, aligned to the creation of value for our shareholders. Our current measure, Cash Flow Return on Gross Capital (CFR), has been used for EIC since 1993. While it is partly a measure of cash flow and has been an effective internal measure for many years, it is considered proprietary and contains competitive information that we do not disclose publicly. Furthermore, it is complex and thereby difficult to use in an incentive plan.

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Why change to Adjusted Operating Cash Flow?

Adjusted Operating Cash Flow (OCF) is a widely understood direct measure of a company’s ability to produce what investors care most about: cash that’s available to be used to drive shareholder value through acquisitions, dividends or share buybacks, repayment of debt, and other strategic initiatives. From an incentive plan standpoint, it is well differentiated from our Adjusted EPS measure and cash flow in general is one of the most used metrics among our peers and public companies.

How is Adjusted Operating Cash Flow determined?

Adjusted Operating Cash Flow = Operating Cash Flow(1) + US Qualified Pension Contributions(1)

(1)

Note that Pension Contributions found in Operating Activities as reported in our Consolidated Statement of Cash Flows are capital in nature and as such, will be added back to the adjusted OCF metric on an annual basis.

ESIP Long-Term Performance Plan

In light of the changes to certain companies as described on page 37, and Eaton’s changing profile related to our announced acquisitions and divestitures, we have changed the TSR peer group for our 2021-2023 ESIP Grant and will describe those changes in the 2022 Proxy Statement.

COMPENSATION AND ORGANIZATION COMMITTEE REPORT

The Compensation and Organization Committee of the Board of Directors has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Compensation and Organization Committee recommends to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION AND ORGANIZATION COMMITTEE

Gregory R. Page, Chair
Christopher M. Connor
Michael J. Critelli
Silvio Napoli
Lori J. Ryerkerk

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Compensation Tables

2020 SUMMARY COMPENSATION TABLE

This table shows the total compensation of the Company’s Chairman and Chief Executive Officer of Eaton Corporation, the Vice Chairman and Chief Financial and Planning Officer of Eaton Corporation, and our three other most highly compensated executive officers in 2020.

NARRATIVE EXPLANATION OF SUMMARY COMPENSATION TABLE COLUMN INFORMATION:

Column	Explanation
Salary	Consists of base salary, which accounted for, on average, approximately 14% of the total compensation of the named executive officers in 2020.
Bonus

“Bonus” payments are defined under the disclosure rules as discretionary payments that are not based on any pre-established performance criteria. The bonuses included in this column are described on page 35.

Stock and Option Awards

These two columns show the grant date fair value of equity awards granted to the named executive officers.

●

Stock Awards — Consists of the grant date fair value of awards delivered to each named executive officer in the year reported. The value of RSUs is based on our New York Stock Exchange closing price on the date of the grant. The value of ESIP PSUs is based on a Monte Carlo simulation.

●

Option Awards — Reports the grant date fair value of stock options awarded in each respective year. The grant date fair value of stock options is based on the Black-Scholes option pricing model. The named executive officers received stock option grants in 2020, 2019 and 2018.

Non-Equity Incentive Plan Compensation	No formulaic payouts were earned under the 2020 EIC Plan.
Changes in Pension Value and Nonqualified Deferred Compensation Earnings

Contains two distinct components.

●

“Changes in Pension Value” represents the total change in the actuarial present value of each named executive officer’s accumulated benefit under all of our defined benefit pension plans (both tax qualified and nonqualified) from the measurement date used for financial reporting purposes. The change in this column from year-to-year reflects items such as: changes in compensation as defined under the pension plan in which the executive participates, an additional year of service, and changes in the discount and interest rates used to determine the actuarial present value of the accumulated benefit reported in each respective year.

●

“Nonqualified Deferred Compensation Earnings” include earnings on deferred compensation that exceed 120% of a specified rate of interest for long-term debt instruments established by the Internal Revenue Service, when applicable. Under the disclosure rules, earnings on deferred compensation are considered to be “above-market” if the rate or formula used to calculate the interest under the plan in which the executive participates exceeded a rate of interest established by the Internal Revenue Service. No named executive officers had “above-market” earnings on deferred compensation.

All Other Compensation

Consists of compensation that does not fit within any of the foregoing definitions of compensation. This compensation includes items such as personal benefits, our contributions to defined contribution plans and the value of insurance premiums paid by us.

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2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Changes In Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total Compensation
C. Arnold Chairman and Chief Executive Officer	2020	$1,116,346	$1,080,000	$8,514,256	$2,517,413	-	$4,082,258	$163,474	$17,473,747
	2019	$1,300,000	-	$8,280,171	$2,499,904	$1,965,600	$5,862,230	$54,459	$19,962,364
	2018	$1,200,004	-	$6,929,798	$2,025,739	$2,277,000	$2,207,869	$33,435	$14,673,845
R. Fearon Vice Chairman and Chief Financial and Planning Officer	2020	$915,864	$501,971	$2,619,771	$774,947	-	$373,662	$91,092	$5,277,307
	2019	$984,635	-	$2,760,634	$833,536	$930,480	$1,961,581	$40,372	$7,511,238
	2018	$946,764	-	$2,558,793	$747,912	$1,143,218	$281,550	$33,081	$5,711,318
A. Miller Boise Executive Vice President and General Counsel	2020	$501,699	$492,250	$2,248,842	$258,575	-	-	$132,296	$3,633,662
U. Yadav President & COO - Electrical Sector	2020	$687,695	$388,698	$1,833,840	$542,774	-	$1,517,506	$56,968	$5,027,481
	2019	$719,448	-	$1,748,252	$528,000	$675,895	$2,118,872	$24,294	$5,814,761
	2018	$671,580	-	$1,535,623	$448,920	$883,531	$495,974	$25,492	$4,061,120
H. Monesmith President & COO - Industrial Sector	2020	$581,538	$315,000	$1,397,740	$413,098	-	$0	$89,323	$2,796,699
	2019	$576,248	-	$1,150,437	$347,776	$465,411	$819	$66,492	$2,607,183
(1)

In 2020, 2019, and 2018, $190,000 of Mr. Arnold’s salary and $150,000 of Mr. Fearon’s salary were attributable to their service as members of Eaton’s Board of Directors per Irish regulations.

(2)

This column shows the 2020 discretionary bonus amounts as discussed on page 35. Ms. Miller Boise’s amount includes a one-time signing bonus of $286,000 paid in lieu of her forfeited prior-employer 2019 annual short-term incentive.

(3)

These two columns show the grant date fair value of equity awards, computed in accordance with ASC 718, granted to the named executive officers. The value of stock options is based on the Black-Scholes option pricing model. The assumptions used in connection with these valuations are further described in Note 11 to the Consolidated Financial Statements of our 2020 annual report. The actual amounts realized by individual named executive officers likely will vary based on a number of factors, including the market performance of our shares, continued employment through the vesting date, and timing of option exercises. Ms. Miller Boise’s amount includes the value of a one-time new hire grant of 14,400 Restricted Stock Units (RSUs) granted to cover the value of her forfeited prior-employer outstanding unvested long-term incentives. The shares were granted on February 3, 2020 which was the first New York Stock Exchange (NYSE) trading day in the month following the month she was hired. The RSUs vest in substantially equal installments over a three-year period beginning with the first anniversary of the grant date. Dividend equivalents are paid in cash when the RSUs vest based on the aggregate dividend paid to our shareholders during the restricted period.

(4)

Non-Equity Incentive Plan Compensation reported in this column includes payments earned under prior year EIC Plans. The material features of this incentive plan are described in the Compensation Discussion and Analysis.

(5)

In 2020, no named executive officers received above-market earnings on his or her nonqualified deferred compensation. The aggregate change in the actuarial present value of the accumulated benefit under all defined benefit pension plans for each named executive officer is noted below. Mr. Monesmith participated in the Cooper Pension Plan, which was merged with the Pension Plan for Eaton Corporation Employees in 2018. He receives no other benefit under the Pension Plan for Eaton Corporation Employees. Ms. Miller Boise joined Eaton in 2020 and receives no benefit under the Pension Plan for Eaton Corporation Employees. Both Mr. Monesmith and Ms. Miller Boise receive an additional employer-contribution under our defined contribution plan as discussed below and on page 49.

	Qualified	Nonqualified	Total
C. Arnold	$173,514	$3,908,744	$4,082,258
R. Fearon	$31,980	$341,682	$373,662
A. Miller Boise	-	-	-
U. Yadav	$50,009	$1,467,497	$1,517,506
H. Monesmith	($173)	-	($173)

(6)

“All Other Compensation” includes the aggregate incremental cost we incurred for certain personal benefits, including:

●

Reimbursement of financial, tax and estate planning fees.

●

Amounts attributable to international assignments and mobility.

●

Personal Use of Company Aircraft: The amount reported in the following table is the executive’s use of our airplanes for personal travel. Due to potentially harmful COVID-19 exposure, senior-level officers reporting to the CEO were asked to use the Company aircraft in a reasonable and limited manner for personal travel.

●

Life Insurance: We provide approximately 325 employees, including the named executive officers who were hired prior to January 1, 2016 with the opportunity to acquire individual whole-life insurance as described on page 40. The annual premium paid by us during 2020 for each of the named executive officers is shown in the chart below. Each participant is responsible for paying individual income taxes due with respect to our insurance program.

●

Contributions to the Eaton Savings Plan: The amount of our contributions to the named executive officers’ accounts under the 401(k) Eaton Savings Plan (the “ESP”) is reported below. The ESP permits an employee to contribute a portion of his or her salary to the ESP, subject to limits imposed under the Internal Revenue Code. Mr. Monesmith and Ms. Miller Boise, like all other employees hired on or after April 1, 2013, receive an additional 4% of base salary employer contribution under the ESP in lieu of a benefit under our defined benefit pension plans. The amount of the additional employer contribution is also included in the table below.

●

The amounts of these items reported as “All Other Compensation” are:

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	Financial Planning	Personal Use of Aircraft	Mobility	Company Paid Life	Employer Contributions to the Eaton Saving Plan Accounts	Total Other
C. Arnold	$8,674	$117,468	-	$28,782	$8,550	$163,474
R. Fearon	$40,263	$22,152	-	$20,127	$8,550	$91,092
A. Miller Boise	$27,849	$8,112	$66,910	$807	$28,618	$132,296
U. Yadav	$10,000	$31,044	-	$7,374	$8,550	$56,968
H. Monesmith	$12,500	$22,464	-	$3,931	$50,428	$89,323

GRANTS OF PLAN-BASED AWARDS IN 2020

The following table summarizes the potential awards payable to named executive officers with respect to the short-term and long-term incentive award opportunities granted in 2020.

	Estimated Future Payout under Non-Equity Incentive Plan Awards				Estimated Future Payout under Equity Incentive Plan Awards			Stock Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock & Option Awards
C. Arnold	2/25/2020(1)	$540,000	$2,160,000	$6,480,000
	2/25/2020(2)				12,513	50,050	100,100				$6,056,551
	2/25/2020(3)								162,100	$98.21	$2,517,413
	2/25/2020(3)							25,025			$2,457,705
R. Fearon	2/25/2020(1)	$250,985	$1,003,941	$3,011,823
	2/25/2020(2)				3,850	15,400	30,800				$1,863,554
	2/25/2020(3)								49,900	$98.21	$774,947
	2/25/2020(3)							7,700			$756,217
A. Miller Boise	2/3/2020(4)							14,400			$1,375,056
	2/25/2020(1)	$103,125	$412,500	$1,237,500
	2/25/2020(2)				1,284	5,135	10,270				$621,386
	2/25/2020(3)								16,650	$98.21	$258,575
	2/25/2020(3)							2,570			$252,400
U. Yadav	2/25/2020(1)	$194,349	$777,395	$2,332,185
	2/25/2020(2)				2,695	10,780	21,560				$1,304,488
	2/25/2020(3)								34,950	$98.21	$542,774
	2/25/2020(3)							5,390			$529,352
H. Monesmith	2/25/2020(1)	$157,500	$630,000	$1,890,000
	2/25/2020(2)				2,054	8,215	16,430				$994,097
	2/25/2020(3)								26,600	$98.21	$413,098
	2/25/2020(3)							4,110			$403,643
(1)

EIC PLAN. These amounts represent potential payments that were established for 2020 under our EIC Plan, as described on page 34.

(2)

ESIP AWARD. This represents the potential payments that were established in February 2020 for the 2020-2022 ESIP Award Period as described on page 38. ESIP opportunities take the form of PSUs and at the end of the award period, the target number of ESIP PSUs will be adjusted based on the Company’s TSR rank among a group of peers. The final number of PSUs cannot exceed two times the target number of share units. Dividend equivalents will be paid based on the earned number of PSUs and the aggregate dividend paid to our investors over the three-year award period. Earned awards, if any, will be distributed in the first quarter of 2023 and the value realized will vary based on share price. The value of PSUs shown in this table are computed in accordance with ASC 718.

(3)

STOCK OPTIONS and RSUs. These amounts represent stock options and RSUs granted on February 25, 2020. The value of RSUs shown in this table are computed in accordance with ASC 718. The value of stock options is based on a Black-Scholes option pricing model. The assumptions used in connection with the valuations of the grants in this table are further described in Note 11 to Consolidated Financial Statements of our 2020 annual report. The actual amounts realized by individual named executive officers will vary based on a number of factors, including the market performance of our shares and timing of option exercises.

(4)

Ms. Miller Boise received a one-time grant of 14,400 Restricted Stock Units (RSUs) on February 3, 2020 to cover the value of her forfeited prior-employer outstanding unvested long-term incentives. The RSUs vest in substantially equal installments over a three-year period beginning with the first anniversary of the grant date.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2020

The following table summarizes the outstanding equity awards held by the named executive officers at December 31, 2020. The closing price of our ordinary shares on the last trading day in 2020 ($120.14) was used to determine the market value of the unvested RSAs and RSUs shown in the “Market Value of Shares or Units of Stock That Have Not Vested ($)” column.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
C. Arnold	2/25/2020	-	162,100		$98.21	2/25/2030	2/25/2020	25,025	$3,006,504	50,050	$6,013,007
	2/26/2019	58,591	118,959		$80.49	2/26/2029	2/26/2019	20,898	$2,510,686	62,375	$7,493,733
	2/27/2018	77,583	39,967		$81.96	2/27/2028	2/27/2018	8,307	$998,003	48,855	$5,869,440
	2/21/2017	128,950	-		$71.89	2/21/2027
R. Fearon	2/25/2020	-	49,900		$98.21	2/25/2030	2/25/2020	7,700	$925,078	15,400	$1,850,156
	2/26/2019	19,536	39,664		$80.49	2/26/2029	2/26/2019	6,968	$837,136	20,795	$2,498,311
	2/27/2018	28,644	14,756		$81.96	2/27/2028	2/27/2018	3,067	$368,469	18,040	$2,167,326
	2/21/2017	52,909	-		$71.89	2/21/2027
	2/23/2016	77,932	-		$56.55	2/23/2026
	2/24/2015	34,505	-		$71.72	2/24/2025
	2/25/2014	24,824	-		$75.36	2/25/2024
A. Miller Boise	2/25/2020	-	16,650		$98.21	2/25/2030	2/25/2020	2,570	$308,760	5,135	$616,919
							2/3/2020	14,400	$1,730,016
U. Yadav	2/25/2020	-	34,950		$98.21	2/25/2030	2/25/2020	5,390	$647,555	10,780	$1,295,109
	2/26/2019	12,375	25,125		$80.49	2/26/2029	2/26/2019	4,412	$530,058	13,170	$1,582,244
	2/27/2018	17,193	8,857		$81.96	2/27/2028	2/27/2018	1,842	$221,298	10,825	$1,300,516
	2/21/2017	32,600	-		$71.89	2/21/2027	2/25/2014(3)	6,840	$821,758
							2/26/2013(3)	5,035	$604,905
							2/21/2012(3)	5,965	$716,635
H. Monesmith	2/25/2020	-	26,600		$98.21	2/25/2030	2/25/2020	4,110	$493,775	8,215	$986,950
	2/26/2019	8,151	16,549		$80.49	2/26/2029	2/26/2019	2,905	$349,007	8,665	$1,041,013
	2/27/2018	11,484	5,916		$81.96	2/27/2028	2/27/2018	1,228	$147,532	7,220	$867,411
	2/21/2017	17,200	-		$71.89	2/21/2027
(1)

Unless otherwise noted, stock option awards and RSUs vest in approximately equal installments on the first, second and third anniversary of the date of the grant, subject to the executive’s continued employment with us, such that approximately one-third of the unexercisable option awards and one-third of the unvested stock awards granted in 2020 vest on each February 25, 2021, 2022, and 2023 and approximately one-half of the unexercisable option awards and one-half of the unvested stock awards granted in 2019 vest on each February 26, 2021 and 2022.

(2)

Unless otherwise noted, represents potential payments that were established in 2020, 2019, and 2018 for the 2020-2022, 2019-2021, and 2018-2020 ESIP Award Periods. The number of earned PSUs will be determined at the end of each three-year award period based on the Company’s achievement of the performance criteria that was established for each award period. The earned number of PSUs for each ESIP grant can range from 0 to 200%. The value realized upon the vesting of PSUs will be determined based on the closing price of our ordinary shares on the vesting date. The 2018-2020 ESIP opportunities included in this column were earned at 178% of target and shares vested on February 23, 2021.

(3)

Unvested restricted stock awards cliff vest on the tenth anniversary of the date of the grant, subject to continued employment with us.

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OPTION EXERCISES AND STOCK VESTED IN 2020

The following table provides information about exercises of stock options and vesting of PSUs, RSAs and RSUs during the year ended December 31, 2020. The values for exercised stock options reflect the difference between the aggregate option exercise price and the market price of the applicable number of our ordinary shares on the date of exercise. The values for any PSUs, RSAs or RSUs that vested during 2020 reflect the per share closing price of our ordinary shares on the vesting date multiplied by the number of shares that vested.

	Option Awards:		Stock Awards:
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
C. Arnold	236,900	$12,625,382	93,824	$9,377,872
R. Fearon	47,880	$1,689,797	38,191	$3,821,100
A. Miller Boise	-	-	-	-
U. Yadav	81,600	$4,190,170	23,026	$2,303,583
H. Monesmith	-	-	12,691	$1,267,774
(1) Amounts realized upon the exercise of options or on the vesting of PSUs, RSAs or RSUs are not eligible for deferral under any of our deferred compensation plans.

2020 PENSION BENEFITS

We maintain three basic types of retirement income plans for our U.S. salaried employees. The table that follows shows the estimated present value of the benefits payable under each of our retirement income plans.

■

a tax-qualified defined benefit pension plan (referred to as the Pension Plan for Eaton Corporation Employees in the Pension Benefits table) that has two separate benefit formulas: a final average pay formula and a cash balance formula;

■

two nonqualified defined benefit restoration plans (collectively referred to as the DB Restoration Plan in the Pension Benefits table); and

■

a plan that allows us to supplement the pension benefits earned under our qualified pension plan and nonqualified DB Restoration Plan to certain elected officers and executives who are recruited by us mid-career (referred to as the Limited Service Supplemental Plan in the Pension Benefits table).

Tax-Qualified Retirement Income Plans — Effective January 1, 2002, employees who were then earning benefits under the “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”) under the Pension Plan for Eaton Corporation Employees (the “Pension Plan”) were given the option to either: (a) continue earning benefits under the AFAC benefit formula, or (b) convert the value of their accrued benefit to an “opening balance” and commence earning benefits in an “Eaton Personal Pension Account” under the cash balance formula (the “EPPA benefit formula”). Salaried employees hired on or after January 1, 2002, but before April 1, 2013, automatically earn benefits under the EPPA benefit formula upon becoming eligible for participation in the Pension Plan. Any employee hired on or after April 1, 2013 and all U.S. employees of Cooper immediately prior to our acquisition of Cooper will receive an additional employer contribution under the Eaton Savings Plan in lieu of earning a benefit under the Pension Plan. Employees of Cooper who were eligible for a benefit from the Cooper Pension Plan, which was merged with the Pension Plan on December 31, 2018, will receive no further benefit under the Pension Plan but will receive the additional Eaton Savings Plan contribution.

Under the AFAC benefit formula, annual normal retirement benefits are computed at the rate of 1% of average final annual compensation up to the applicable Social Security integration level plus 1.5% of average final annual compensation in excess of the Social Security integration level, multiplied by the employee’s years of credited service. In addition, the employee receives a supplement equal to 1/2% of average final annual compensation up to the applicable Social Security integration level payable until the Social Security Normal Retirement Age. An employee’s average final annual compensation is the average annual amount of his or her eligible compensation (generally consisting of salary plus short-term executive incentive compensation) for service during the five consecutive years within the last 10 years of employment for which the employee’s total compensation was the greatest. Years of credited service includes the number of years of employment between age 21 and retirement, subject to a maximum of 44 years. Corporate policies require the named executive officers to retire at age 65.

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Under the EPPA benefit formula, a participant’s single sum retirement benefit is accumulated throughout his or her career with us. This single sum amount is represented as a notional account balance to which credits are regularly added. The credits are equal to a percentage of eligible compensation (generally consisting of salary and short-term incentive compensation) plus interest at a specified rate and, where applicable, cost-of-living credits on certain opening balances. The percentage of eligible compensation credited to the participant’s notional account balance varies over his or her career based on the sum of the participant’s age and service with us. For any period when that sum is less than 50, 5.0% of eligible compensation is credited. For any period when the sum is between 50 and 59 (inclusive), 6.0% of eligible compensation is credited. When the sum is between 60 and 69 (inclusive), 7.0% of eligible compensation is credited. When the sum is 70 or greater, 8.0% of eligible compensation is credited. Except as noted below, upon termination of employment, the notional account balance is available as a single sum or may be converted to one of several annuity forms. Under the standard post-retirement surviving spouse option for the AFAC and EPPA benefit formulas, the participant receives a reduced pension, and a pension equal to 50% of the reduced pension is payable to his or her surviving spouse. For example, the benefit for an employee electing that option at age 65 whose spouse is five years younger would be approximately 11.5% less than the amount of the participant’s annual benefit.

Nonqualified Defined Benefit Retirement Plans — Certain provisions of the Internal Revenue Code limit the annual benefits that may be paid from a tax-qualified retirement plan. This includes a limitation on the amount of annual compensation that may be taken into account in calculating a participant’s benefit under a qualified retirement plan. As permitted under the Internal Revenue Code, the Board of Directors has authorized the payment from our general funds of any benefits calculated under the provisions of the Pension Plan that may exceed those limits. This applies to all participants, including the named executive officers.

Limited Eaton Service Supplemental Retirement Income Plan — The Board of Directors has adopted a plan that provides supplemental annual retirement income to elected officers and certain executives who do not have the opportunity to accumulate significant credited service with us under our tax-qualified retirement income plans, provided that they either retire at age 55 or older and have at least 10 years of service with us or retire at age 65 or older regardless of the years of service. The amount of the annual supplement generally is equal to the amount by which a percentage of the executive’s average final annual compensation exceeds his or her earned retirement income. This includes amounts receivable under the retirement plans described above. The percentage of average final annual compensation used for this purpose depends upon an executive’s age and years of service at retirement. The percentage ranges from 25% (for retirements at age 55 with less than 15 years of service) to 50% (for retirements at age 62 or older with 15 years or more of service). Benefits accrued and vested before January 1, 2005 under either the nonqualified or the limited service plans generally are paid in one of the forms available under the Pension Plan as elected by the participant. Benefits earned after 2004 are paid as a single lump sum. With respect to all benefits, regardless of when accrued, the present value of the benefit will be paid in a single installment upon a change of control of the Company. No new participants have been added to this plan since 2011.

Pension Freeze Enacted December 31, 2020 —- As explained on page 40, effective December 31, 2020, we froze our qualified pension plans for US non-union employees, including our named executive officers. This freeze affects participants in our Pension Plan for Eaton Corporation Employees. We will also act in the first quarter of 2021 to freeze, with the same effect and timing, the related nonqualified DB Restoration and Limited Service Supplemental Plans. These plans are referenced above.

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For those in our “Average Final Annual Compensation” benefit formula (the “AFAC benefit formula”), the freeze will take effect as of December 31, 2025 meaning no additional pay and service credits will be earned beginning on January 1, 2026.

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For those in our “Eaton Personal Pension Account” under the cash balance formula (the “EPPA benefit formula”), the freeze took effect as of December 31, 2020, but we will not end cash balance pay credits until December 31, 2025. Instead of putting the pay credit in employees’ cash balance pension accounts, we will duplicate it as a contribution to the Eaton Savings Plan (Eaton’s 401(k)) over the five-year transition period.

At the end of the five-year period, beginning January 1, 2026, these employees will then be eligible to receive the same contribution into the Eaton Savings Plan as employees hired April 1, 2013 and following, which is currently a 4% Eaton Retirement Contribution.

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2020 PENSION BENEFITS

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
C. Arnold	Pension Plan for Eaton Corporation Employees	20.25	$1,403,199	-
	DB Restoration Plan	20.25	$14,215,411	-
	Limited Service Supplemental Plan	20.25	$7,998,243	-
R. Fearon	Pension Plan for Eaton Corporation Employees	18.75	$429,203	-
	DB Restoration Plan	18.75	$1,914,660	-
	Limited Service Supplemental Plan	18.75	$12,472,831	-
A. Miller Boise(1)	Pension Plan for Eaton Corporation Employees	-	-	-
	DB Restoration Plan	-	-	-
	Limited Service Supplemental Plan	-	-	-
U. Yadav	Pension Plan for Eaton Corporation Employees	26.75	$435,809	-
	DB Restoration Plan	26.75	$769,348	-
	Limited Service Supplemental Plan	26.75	$7,423,446	-
H. Monesmith(2)	Pension Plan for Eaton Corporation Employees	-	$6,368	-
	DB Restoration Plan	-	-	-
	Limited Service Supplemental Plan	-	-	-
(1)

Ms. Miller Boise receives no benefit under the Pension Plan for Eaton Corporation Employees or the Limited Service Supplemental Plan.

(2)

Mr. Monesmith participated in the Cooper Pension Plan and receives no further benefit under the Pension Plan for Eaton Corporation Employees or the Limited Service Supplemental Plan.

2020 NONQUALIFIED DEFERRED COMPENSATION

We provide our executives with opportunities to defer the receipt of their earned and otherwise payable awards under our short- and long-term cash incentive plans. We offer these plans to provide:

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our executives with an opportunity to accumulate additional retirement assets,

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a means for acquiring our shares in order to meet our share ownership guidelines, and

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an additional form of employment retention.

The plans described in this section are as follows:

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the Deferred Incentive Compensation Plan (the “DIC Plan”);

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the Deferred Incentive Compensation Plan II (the “DIC Plan II”); and

■

the Incentive Compensation Deferral Plan II (the “IC Deferral Plan II”).

DIC Plans — Short-term incentive compensation earned prior to December 31, 2004 was eligible for deferral under the DIC Plan. On February 10, 2010, the Committee approved the termination of the DIC Plan with respect to all participant accounts except for certain accounts that contain deferrals for the years 1986 through 1989. The accounts that were not terminated earn fixed interest based on market rates and individual mortality assumptions in effect at the time of the deferrals. None of the named executive officers have accounts that contain deferrals for the years 1986 through 1989.

Short-term incentive compensation earned after December 31, 2004 is eligible to be deferred under the DIC Plan II. Incentive compensation earned in 2005 through December 31, 2007 that was deferred under the DIC Plan II was credited with earnings that accrued on a phantom share basis, as if the deferred amounts were invested in our ordinary shares, with earned dividends reinvested in shares. Under the DIC Plan II, prior to the beginning of each calendar year, participants must elect the method and timing of payment with respect to the incentive compensation to be earned in the year that is subject to the deferral election. The creation of the DIC Plan II and the exclusion of deferrals under the prior plan were implemented to satisfy the requirements of Internal Revenue Code Section 409A under the American Jobs Creation Act of 2004 (409A). Beginning with deferrals of short-term incentive compensation earned during 2008 and after for payment following retirement, each executive will have a choice of deferring up to 100% of his or her annual incentive compensation into either or both of (a) an account tracked on a phantom share basis and paid out in our ordinary shares or (b) an account that earns interest equal to that paid on 10-year Treasury Notes plus 300 basis points. Executives also may defer compensation under the DIC Plan II on a short-term basis for payment within 5 years or less.

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IC Deferral Plan — Similarly, cash settled long-term incentive compensation earned after December 31, 2004 is eligible for deferral under the IC Deferral Plan II. Under the IC Deferral Plan II, prior to the beginning of any award period for which an award may be earned, or later if permitted by us in the case of performance-based compensation (as defined in the final regulations under 409A), participants must elect the method and timing of payment with respect to the incentive compensation to be earned during that award period, and that is subject to the deferral election. When an executive elects to defer a long-term incentive award under the IC Deferral Plan II for payment at or following his or her retirement, earnings on a minimum of 50% of the deferred amount must be tracked on a phantom share basis. The remainder of the amount deferred to retirement earns interest equivalents equal to that paid on 10-year Treasury Notes plus 300 basis points. At retirement, the portion of the executive’s account that is deferred into phantom shares is paid in our ordinary shares. Incentive compensation deferred pursuant to our deferral plans is unsecured, subject to the claims of our creditors and is exposed to the risk of our non-payment.

A grantor trust that we previously established, the assets of which are subject to the claims of our creditors, will be used to pay those obligations related to deferred incentive compensation earned by our executives prior to 2005. The transaction to acquire Cooper Industries plc required Eaton to fund the vested liabilities in the trust in the amount of $7.8 million. No comparable trust arrangements currently are in place with respect to incentive compensation deferred after 2004.

2020 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last Fiscal Year(1)	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(3)
C. Arnold	DIC Plan	-	-	-	-	-
	DIC Plan II	$1,769,040	-	$154,790	-	$4,080,216
	IC Deferral Plan II	-	-	-	-	-
	Subtotal	$1,769,040	-	$154,790	-	$4,080,216
R. Fearon	Has not participated in our elective deferral programs
A. Miller Boise	Has not participated in our elective deferral programs
U. Yadav	Has not participated in our elective deferral programs
H. Monesmith	DIC Plan	-	-	-	-	-
	DIC Plan II	-	-	$8,700	-	$229,012
	IC Deferral Plan II	-	-	-	-	-
	Subtotal	-	-	$8,700	-	$229,012
(1)

Mr. Arnold's amount reflects his 2019 earned EIC award which was reported in the “Non-Equity Incentive Plan Compensation” column of the 2019 Summary Compensation Table.

(2)

When applicable, the amounts reported in the “Aggregate Earnings in Last Fiscal Year” column are also reported in the ‘Changes in Pension Value and Nonqualified Deferred Compensation Earnings’ column of the Summary Compensation Table, to the extent such earnings exceed 120% of the applicable federal rate as determined under the Internal Revenue Code. No named executive officers received “above-market” earnings on his nonqualified deferred compensation.

(3)

Mr. Arnold’s aggregate balance includes $2,049,300 that was previously reported as compensation in the 2018 Summary Compensation Table. Mr. Monesmith’s aggregate balance includes amounts he earned and elected to defer before he became a named executive officer.

2020 POTENTIAL PAYMENTS UPON TERMINATION

A named executive officer may experience a termination of employment under several possible situations. In each of these circumstances, certain plans, agreements, arrangements or practices would provide compensation to the executive in varying amounts. We do not provide employment contracts to our executives and do not have plans or arrangements (other than the Change of Control Agreements previously discussed and standard severance benefits available to all U.S. salaried, nonunion employees) that would require any payment to a named executive officer in the event of a termination of his or her employment.

Instead, the Compensation and Organization Committee of our Board of Directors exercises the sole discretion to decide what, if any, additional severance payments or benefits will be offered to an executive in the case of a termination of employment. In exercising this discretion, the Committee takes a number of factors into consideration, including the reasons for the termination and the individual executive’s personal circumstances. The Committee believes that it is in the best interest of the Company and our shareholders to ensure that a departing executive is treated fairly and in a manner that will help us to secure appropriate confidentiality, non-competition, non-solicitation, non-disparagement and general release agreements. Moreover, providing fair and reasonable employment termination compensation is consistent with our overall compensation philosophy.

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For each of the termination of employment scenarios described in this section, the estimated potential payments and benefits that might be received by each named executive officer are displayed in the table that immediately follows that description.

Background and Basic Assumptions

In this section, we discuss termination of employment scenarios that include: (a) Voluntary Resignation or a Termination for Cause; (b) Normal and Early Retirement; (c) Involuntary Termination — Not for Cause; (d) Change of Control; and (e) Death or Disability. The following key principles and assumptions apply to these disclosures:

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Under each of the scenarios, we have assumed that each of the named executive officer’s employment terminated on December 31, 2020.

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Each officer’s eligibility for the amounts reported as severance payments and benefit arrangements are based on his or her compensation and years of service as of December 31, 2020.

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An executive would be eligible for a full award under the short-term incentive plan for the year ending December 31, 2020 and a full award under a long-term incentive plan for any long-term performance-based award period ending December 31, 2020 if such an award had been payable. We would calculate and pay any such earned awards in accordance with the normal operation of the plans. Therefore, we have not included these awards in the following scenarios because they do not represent a severance or other payment that is triggered by employment termination.

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We maintain a Severance Benefit Plan in which each of the named executive officers participates along with all of our U.S. salaried, non-union employees. We generally pay benefits under this plan only in the case of an involuntary termination of employment other than for Cause. We calculate the benefits under this plan based on the length of service with us from the most recent date of hire. The maximum severance payment under this plan equals one year of base salary and continuation of health and welfare benefits for six months. However, the severance payment that we would expect to provide to a named executive officer under the scenarios described on the following pages would be made in lieu of any benefit under these standard severance arrangements.

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To the extent the Committee would decide that a terminated executive is eligible for pro-rated participation in one or more of the open award periods under our long-term incentive plans, the estimated pro-rated awards shown in the following scenarios reflect (a) credit for the total number of months of service with us from the start of an eligible award period through the executive’s termination date as a percentage of the total number of months in the award period multiplied by (b) the officer’s target award for each open award period. Although we show the aggregate amount of these estimated payments for the named executive officers as a lump sum amount, our practice would be to make the pro-rated payments to executives at the end of each of the award periods once actual performance under the plan is known, except in the case of a termination in connection with a change of control.

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Under the terms of our standard form of stock option, RSA and RSU grant agreements for grants awarded prior to May 1, 2015, in the case of a change of control of the Company, vesting of all the executives’ outstanding unvested equity grants would be accelerated. For grants awarded after May 1, 2015, acceleration only occurs if the acquiring company does not assume or replace the grants or if the executive is terminated in connection with the change in control of the Company.

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Except under very unusual circumstances, the Committee would not provide any increases, payment acceleration or other enhancements to the benefits previously earned or credited under our benefit plans or programs in connection with any of the termination scenarios. These plans and programs would include (a) all retirement income plans (including defined benefit, defined contribution and nonqualified retirement income plans), (b) health and welfare plans (including post-retirement medical and life insurance coverage), (c) any vested and accrued vacation and (d) any amounts credited to the executives’ accounts under our nonqualified deferred compensation plans. Payments of earned and vested amounts under these plans and programs are not included in the scenarios described below.

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In these termination scenarios, we expect that the Committee would provide the executive (or, in the case of death, the estate or surviving spouse, if any) with continued reimbursement for the cost of income tax return preparation and estate and financial planning services for the year of and year following termination of employment. These reimbursements to the executives would be reported as imputed income and would be subject to ordinary income tax treatment. The estimated expense reimbursements shown in the scenarios below represent the approximate cost of this benefit based on the amount of each named executive officer’s most recent reimbursement.

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Voluntary Resignation or Termination for Cause

An executive is not entitled to receive any additional forms of compensation or benefits, other than any accrued and vested vacation, deferral account balances and vested qualified and nonqualified retirement income, if he or she voluntarily resigns when he or she is not yet eligible for retirement or if his or her employment with us is terminated for Cause.

Normal and Early Retirement

Each named executive officer is subject to mandatory retirement at age 65 and is eligible to elect voluntary retirement after having attained age 55 with ten or more years of service. Consistent with the policy applied to non-executive employees who were hired on or before December 31, 2001, in the event we involuntarily terminate an officer after the officer attained age 50 with ten or more years of service, he or she also would be treated as a retiree under the programs described below. As of December 31, 2020, Mr. Monesmith and Ms. Miller Boise did not meet the age and service requirements to be treated as a retiree under these programs. This retirement scenario includes:

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pro-rated eligibility in the open award periods under our performance-based long-term incentive program (ESIP);

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vesting of the then unvested stock options, RSAs and RSUs according to the vesting schedule set forth in each grant agreement. For illustrative purposes, these awards are valued based on the closing price of our shares on the last trading day of 2020 ($120.14), regardless of when they vest; and

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reimbursement for the costs of income tax return preparation and estate and financial planning assistance for the year of and year following retirement.

	Base and Short-Term Incentive Severance	Pro-Rated Long-Term Incentive	Equity Vesting Into Retirement	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	-	$7,507,419	$18,635,843	-	$17,348	-	$26,160,610
R. Fearon	-	$2,447,733	$5,361,052	-	$80,526	-	$7,889,311
U. Yadav	-	$1,594,308	$5,643,028	-	$20,000	-	$7,257,336

Involuntary Termination — Not for Cause

In the event of an involuntary termination (not for cause), the Committee typically would provide a named executive officer with the following items.

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severance pay of up to two times the total of his or her base salary and target incentive award under our short-term incentive plan;

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pro-rated eligibility in any open award periods under the performance-based long-term incentive plans in which the officer had participated for at least half of the award period as of the termination date;

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In the case of a no-fault termination such as a reduction in force, the Committee may choose to accelerate the vesting of restricted share units that are scheduled to vest within the twelve-month period following the termination date;

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continuation of health and welfare benefits for six months;

■

executive outplacement benefits; and

■

an officer who is involuntarily terminated after having reached eligibility for early retirement generally would receive the other pay and benefits outlined under “Normal and Early Retirement.”

	Base and Short- Term Incentive Severance	Pro-Rated Long-Term Incentive	Equity Vesting	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	$7,020,000	$7,507,419	$18,635,843	$23,445	$17,348	$18,000	$33,222,055
R. Fearon	$4,015,764	$2,447,733	$5,361,052	$18,146	$80,526	$18,000	$11,941,221
A. Miller Boise	$1,925,000	-	$672,784	$8,411	$55,698	$18,000	$2,679,893
U. Yadav	$3,109,580	$1,594,308	$5,643,028	$11,472	$20,000	$18,000	$10,396,388
H. Monesmith	$2,520,000	$744,193	$482,362	$13,336	$25,000	$18,000	$3,802,891

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Change of Control

Another scenario under which a named executive officer’s employment may terminate is through a qualifying termination in connection with a change of control of the Company. We have entered into Change of Control Agreements with certain officers, including each of the named executive officers, which provide for payments and benefits in the event of a termination of employment in the context of a change of control of the Company. In addition, as noted above in “Background and Basic Assumptions,” under the terms of our standard form of equity grant agreements, in the case of a change of control of the Company, vesting of all the executives’ outstanding unvested equity grants would be accelerated if the grants are not assumed or replaced by the acquiring company or if the executive is terminated in connection with the change in control.

The Change of Control Agreements that we have with our officers contain the following key provisions:

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The agreement first becomes effective upon a change of control of the Company.

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For the two years following the change of control, the agreement protects the executive officer from certain changes to his or her employment, position, duties, compensation and benefits.

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If, during this two-year period, the successor company terminates the executive officer’s employment other than for “Cause” (which includes the willful and continued failure of the executive to perform his or her duties, the executive’s conviction of a felony involving dishonesty, or the executive’s willful engagement in gross misconduct which is materially and demonstrably injurious to the Company) or “Disability” or if the executive terminates his or her employment for “Good Reason” (which includes the assignment to the executive of any duties inconsistent in any respect with the executive’s position; failure by the Company to comply with any of the provisions of the Change of Control Agreement (other than inadvertent failure not occurring in bad faith); the Company requiring the executive to be based at any office or location that differs from what is specified in the Change of Control Agreement; or the Company requiring the executive to travel on Company business to a substantially greater extent than was required immediately prior to the change of control), the executive would receive:

a.

A lump sum cash payment equal to the aggregate of (1) any earned but as yet unpaid base salary and short-term and performance-based long-term incentive awards (ESIP) for completed incentive award periods, (2) a prorated portion of his or her target opportunity for any open ESIP award periods and (3) the executive’s annual base salary and target incentive opportunity under the short-term plan multiplied by three (two years of this payment represents a severance payment and one year is in exchange for an agreement not to compete with us for a period of one year following the termination date);

b.

Continued health and welfare benefits for a period of two years, as if the executive’s employment had not been terminated.

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To the extent that any payments under the Change of Control Agreements are deferred compensation and the executive is a “specified employee” within the meaning of Internal Revenue Code Section 409A and the regulations thereunder (determined in accordance with the methodology established by us as of the date of termination of employment), such payments or other benefits will not be paid or provided before the first business day that is six months after the date of termination of employment.

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No executives receive tax protection on payments made in connection with a change in control.

As is common practice with such agreements, these payments and benefits would not be subject to any requirement that the officer seek other employment or any other form of mitigation. We would pay the officer’s legal fees if he or she needed to take action to enforce the provisions of the agreement or defend the agreement’s terms if contested by us.

Based on the foregoing assumptions, the estimated amounts payable to each named executive officer upon a termination of employment in connection with a change of control of the Company are shown in the table below.

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Accelerated Equity	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	$10,854,000	$7,507,419	$18,635,843	$93,782	$17,348	$18,000	$37,126,392
R. Fearon	$6,124,040	$2,447,733	$5,361,052	$72,584	$80,526	$18,000	$14,103,935
A. Miller Boise	$2,887,500	$220,677	$2,403,911	$33,642	$55,698	$18,000	$5,619,428
U. Yadav	$4,761,544	$1,594,308	$5,643,028	$45,888	$20,000	$18,000	$12,082,768
H. Monesmith	$3,874,500	$1,097,251	$2,455,693	$53,342	$25,000	$18,000	$7,523,786

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Death or Disability

In the event of the death or disability of a named executive officer, the executive or the estate, whichever is appropriate, would receive pro-rated payments for any open award periods under our performance-based long-term incentive plan (ESIP). In addition, the Committee could exercise its discretion to accelerate the vesting or allow the continued vesting of any unvested stock options, RSUs and RSAs. These amounts are shown for each named executive officer in the table below.

	Base and Annual Incentive Severance	Pro-Rated Long-Term Incentive	Shares Subject to Future Vesting	Benefit Continuation	Tax Preparation and Financial Counseling	Outplacement	Total
C. Arnold	-	$7,507,419	$18,635,843	-	$17,348	-	$26,160,610
R. Fearon	-	$2,447,733	$5,361,052	-	$80,526	-	$7,889,311
A. Miller Boise	-	$220,677	$2,403,911	-	$55,698	-	$2,680,286
U. Yadav	-	$1,594,308	$5,643,028	-	$20,000	-	$7,257,336
H. Monesmith	-	$1,097,251	$2,455,693	-	$25,000	-	$3,577,944

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2020 CEO Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Arnold, our Chairman and Chief Executive Officer, as required by Item 402(u) of Regulation S-K. We identified our median employee using our global population as of October 1, 2020, which included approximately 94,000 regular and temporary employees. In compliance with Item 402(u), we excluded all employees in 2 countries totaling 4,687 employees (approximately 4.99% of our total workforce of 93,881). Employees in the following countries were excluded:

Country	Headcount
Philippines	1,908
Turkey	2,779

As a result, our pay ratio includes 89,194 of our employees in over 70 countries. We have chosen annual base salary as the consistently applied compensation measure used to identify the median employee. Base salary is the primary compensation component for a large portion of our workforce and is the one pay component that has a similar definition and is reported in a similar manner globally. Therefore, annual base salary provides an accurate depiction of total earnings for the purpose of identifying our median employee. Base salaries for employees outside the United States were converted to United States Dollars by applying the applicable exchange rates in effect on October 1, 2020. No cost of living adjustments were applied in our methodology.

Our median employee’s total compensation of $63,951 was calculated in the same manner as we calculated total compensation for each of the named executive officers in the Summary Compensation Table and includes base salary, overtime pay, recognition bonus amounts, employer contributions to retirement plans, and employer contributions to health and welfare benefits. Mr. Arnold’s total compensation for purposes of this disclosure is $17,491,856 and also includes contributions to health and welfare benefits (which are properly excluded from the Summary Compensation Table). Accordingly, our CEO to Employee Pay Ratio is 274:1.

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2020 Director Compensation

Non-employee directors receive their retainer in approximately an equal mix of cash ($150,000) and equity ($150,000). As a result of the economic situation precipitated by the COVID-19 global pandemic, the Board of Directors took action to reduce the second and third quarter cash retainers for all non-employee directors by 50% and 25%, respectively. The Board directed that the unpaid portion of the second and third quarter retainers be designated to assist Eaton employees in a manner to be determined by management. Management determined that the funds would be applied to the Company’s initiative to cover at least 2 weeks of factory employees’ pay during COVID-19 related short-term layoffs. Compensation for our non-employee directors was structured as follows:

Cash Compensation

2020 DIRECTOR CASH COMPENSATION

Annual cash service retainer for all Board members	$150,000
Additional Committee service retainers:
Lead Director	$40,000
Audit Committee Chair	$30,000
Compensation and Organization Committee Chair	$30,000
Finance Committee Chair	$20,000
Governance Committee Chair	$20,000
Audit Committee members	$15,000

Non-employee directors may defer payment of their fees as described in “Other Plans and Benefits” below and in footnote 4 to the table on page 59.

Equity Compensation

Restricted Share Units Granted in 2020 — Under our Stock Plan as approved by our shareholders, non-employee directors receive RSUs with a value that is approximately equal to the annual cash retainer in effect on the grant date ($150,000 for 2020). The 2020 RSUs were granted Tuesday, February 25, 2020. The number of units a director received was based on the average New York Stock Exchange closing price of our ordinary shares over the first thirty trading days of the year. RSUs receive dividend equivalents that are reinvested as RSUs. The Governance Committee sets the terms and conditions for non-employee director RSU grants. No additional equity awards may be granted to our non-employee directors under any of our other stock plans.

Non-Employee Director Pay Limits

In February 2020, the Governance Committee adopted a limit on non-employee Director pay such that the aggregate grant date fair value (determined as of the date of grant in accordance with applicable financial accounting rules) of all awards granted to any non-employee Director in a single calendar year, taken together with any cash fees paid during that year, shall not exceed $750,000. In the case of a Director serving as non-executive Chairman of the Board, this limit shall be $1,500,000.

Determining Compensation

The Governance Committee considers a number of factors when determining non-employee director compensation and the components thereof. One of many factors is the compensation level and compensation mix delivered to non-employee directors at the 24 companies in our Compensation Peer Group listed on page 33, and 14 companies that, like Eaton, are domiciled in Ireland (9 of 14) or the United Kingdom (5 of 14). The 14 additional companies include:

Accenture plc Allergan plc Aon plc Endo International plc Ingersoll-Rand plc(1)	IHS Markit, Ltd Johnson Controls International, plc Liberty Global, plc Mallinckrodt plc Medtronic plc	Pentair plc Perrigo Co plc Seagate Technology plc Weatherford Intl plc
(1) Now Trane Technologies plc

With the assistance of its independent Executive Compensation Consultant, the Governance Committee periodically conducts formal external market pay studies, using the two peer groups listed above. It is our objective to provide total compensation at

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the median of both the compensation peer group and the additional Ireland and U.K. domiciled companies. Currently, total compensation is set at the approximate median external market value.

Robust Holding Requirement

RSUs granted to non-employee directors vest at retirement, thereby creating a robust holding requirement. We measure actual ownership relative to a threshold holding requirement of five times the annual cash retainer. Directors are expected to reach that level of ownership within five years of joining our Board.

Anti-Hedging and Pledging

We also have a policy that prohibits directors from pledging or engaging in financial hedging of their investment risk in our shares.

Other Plans and Benefits

Under the Non-Employee Director Fee Deferral Plans adopted by the Board, non-employee directors can elect to defer fees earned in cash. The rate of return varies depending on whether the director elected to defer the fees as retirement compensation or as short-term compensation as described in footnote (4) in the table below.

Non-employee directors who were initially elected to the Board prior to 2008 are provided access to certain health and welfare benefit arrangements, which include $100,000 in group term life insurance and participation in medical and dental coverage designed to mirror benefits provided to our employees. Former non-employee directors retain the following benefits after retirement: group term life insurance, with coverage reduced to $33,333; and medical (but not dental) coverage. Both current and retired non-employee directors are entitled to participate in the same gift matching program that is available to all of our current and retired employees. Under this program we match contributions to qualified charitable organizations dollar-for-dollar up to a maximum of $5,000 in any calendar year.

The table below shows the compensation and benefits applicable to our non-employee directors for 2020.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total Compensation
T. Bluedorn	$96,038	$150,011	-	-	-	$195	$246,244
C. Connor	$161,875	$150,011	-	-	-	$28,990	$340,876
M. Critelli	$121,875	$150,011	-	-	-	$31,461	$303,347
A. Johnson	$42,500	-	-	-	-	-	$42,500
O. Leonetti	$136,875	$150,011	-	-	-	$195	$287,081
D. McCoy	$136,875	$150,011	-	-	-	$29,722	$316,608
S. Napoli	$121,875	$150,011	-	-	-	$195	$272,081
G. Page	$136,875	$150,011	-	-	-	$29,722	$316,608
S. Pianalto	$156,875	$150,011	-	-	-	$195	$307,081
L. Ryerkerk	$46,875	-	-	-	-	$195	$47,070
G. Smith	$166,875	$150,011	-	-	-	$195	$317,081
D. Thompson	$151,875	$150,011	-	-	-	$195	$302,081
(1)

Fees Earned or Paid in Cash includes the total annual cash retainer and where applicable, retainers for the Committee Chairs, Lead Director and Audit Committee members. Mr. Johnson retired December 31, 2019. The amount herein reflects Mr. Johnson's compensation paid in January 2020 for his board service in the fourth quarter 2019.

(2)

Stock Awards column reports the grant date fair value of the 1,540 restricted share units awarded to each director on February 25, 2020. As of December 31, 2020: Messrs. Connor, Critelli, and Page and Ms. McCoy each held 28,703 unvested stock awards. Mr. Smith held 19,113 unvested stock awards. Ms. Pianalto held 13,926 unvested stock awards. Ms. Thompson held 8,182 unvested stock awards. Messrs. Leonetti and Napoli each held 1,589 unvested stock awards. Mr. Bluedorn retired in 2020 and his stock awards vested at retirement. Ms. Ryerkerk was appointed to the Board after our 2020 annual grant date and held no unvested stock awards as of December 31, 2020.

(3)

Non-Equity Compensation Plan — Non-employee directors do not participate in any of Eaton’s incentive plans and do not receive incentive awards or bonuses.

(4)

Change in Pension Value and Nonqualified Deferred Compensation Earnings — There is no pension in place for non-employee directors. Under a nonqualified deferral plan, all non-employee directors may defer payment of their fees at a rate of return that varies depending on whether the director defers the fees as retirement compensation or as short-term compensation. At least 50% of retirement compensation, or any greater portion that the director elects, is converted to share units and earns share price appreciation and dividend equivalents. The balance of retirement compensation earns 10-year Treasury Note returns plus 300 basis points. Short-term compensation earns 13-week Treasury Bill returns. In 2020, no non-employee directors received above-market earnings on nonqualified deferred compensation.

(5)

All Other Compensation includes: our contributions in 2020 for the group term life insurance for Messrs. Connor, Critelli, and Page and Ms. McCoy; imputed income attributable to participation in medical and or dental benefits for Mr. Critelli; travel and accident insurance for the loss of life or limb while traveling on our business; and cash dividends paid in 2020 on the unvested restricted shares each non-employee director was granted prior to 2013. Amounts for Mr. Leonetti, Mr. Napoli, Ms. Pianalto, Mr. Smith, Ms. Ryerkerk and Ms. Thompson do not include dividends because each was elected to our Board after 2013.

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Proposal 4:

Granting the Board Authority to Issue Shares

Under Irish law, directors of an Irish public limited company must have authority from its shareholders to issue any shares, including shares that are part of the company’s authorized but unissued share capital. On April 22, 2020, shareholders granted the Board authority to issue shares, with such authority to expire on October 21, 2021. We are presenting this proposal to renew the Board’s authority to issue our authorized shares. It is customary practice in Ireland to seek shareholder authority to issue up to 33% of a company’s issued ordinary share capital and for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking approval to authorize the Board to issue up to a maximum of 33% of our issued ordinary share capital as of March 1, 2021, for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed. Notwithstanding the foregoing, we expect to propose renewal of this authorization on a regular basis at our Annual General Meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish market practice. This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares. Instead, approval of this proposal will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms below. In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances.

As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

“RESOLVED, That the directors be and are hereby generally and unconditionally authorized with effect from the passing of this resolution to exercise all powers of the Company to allot relevant securities (within the meaning of section 1021 of the Companies Act 2014) up to an aggregate nominal amount of $1,314,599 (131,459,937 shares) (being equivalent to approximately 33% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 1, 2021 (the latest practicable date before this proxy statement)), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

✓ The Board of Directors recommends a vote FOR this proposal to grant the Board authority to issue shares.

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Proposal 5:

Granting the Board Authority to Opt-Out of Pre-emption Rights

Under Irish law, unless otherwise authorized, when an Irish public limited company issues shares for cash to new shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as pre-emption rights). On April 22, 2020, shareholders granted the Board authority to opt-out of pre-emption rights, with such authority to expire on October 21, 2021. We are presenting this proposal to renew the Board’s authority to opt-out of the pre-emption rights.

It is customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision in the event of (1) the issuance of shares in connection with any rights issue and (2) the issuance of shares for cash, if the issuance is limited to up to 5% of a company’s issued ordinary share capital (with the possibility of issuing an additional 5% of the company’s issued ordinary share capital provided the company uses it only in connection with an acquisition or specified capital investment which is announced contemporaneously with the issuance, or which has taken place in the preceding 6-month period and is disclosed in the announcement of the issue) bringing the total acceptable limit to 10% of the company’s issued ordinary share capital. It is also customary practice for such authority to be limited to a period of 12 to 18 months. Therefore, in accordance with customary practice in Ireland, we are seeking this authority for a period expiring 18 months from the passing of this resolution, unless otherwise varied, renewed or revoked. Notwithstanding the foregoing, we expect to propose renewal of this authorization on a regular basis at our Annual General Meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland and is consistent with Irish customary practice. Similar to the authorization sought for Proposal 4, this authority is fundamental to our business and, if applicable, will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital. Instead, approval of this proposal will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below. Without this authorization, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE.

As required under Irish law, the resolution in respect of this proposal is a special resolution that requires the affirmative vote of at least 75% of the votes cast. In addition, under Irish law, the Board may only be authorized to opt-out of pre-emption rights if it is authorized to issue shares, which authority is being sought in Proposal 4.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

"RESOLVED, As a special resolution, that, subject to the passing of the resolution in respect of Proposal 4 as set out above and with effect from the passing of this resolution, the directors be and are hereby empowered pursuant to Section 1023 of the Companies Act 2014 to allot equity securities (as defined in Section 1023 of that Act) for cash, pursuant to the authority conferred by Proposal 4 as if sub-section (1) of Section 1022 did not apply to any such allotment, provided that this power shall be limited to:

(a)

the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in any territory, or otherwise); and

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(b)

the allotment (other than pursuant to sub-paragraph (a) above) of equity securities up to an aggregate nominal value of $398,363 (39,836,344 shares) (being equivalent to approximately 10% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 1, 2021 (the latest practicable date before this proxy statement)), provided that any amount above $199,182 (19,918,172 shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 1, 2021) is to be used only for the purpose of an acquisition or a specific capital investment, and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

✓ The Board of Directors recommends a vote FOR this proposal to grant the Board authority to opt-out of pre-emption rights.

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Proposal 6:

Authorization of the Company and Any Subsidiary of the Company to Make Overseas Market Purchases of Company Shares

We historically have used open-market share purchases to return value to shareholders and manage the number of our outstanding shares. For Irish companies listed on the New York Stock Exchange, the Irish Companies Act defines market purchases as “overseas market purchases.” During 2020, we repurchased approximately $1.6 billion of our ordinary shares in open-market purchases. These transactions were effected under our existing board-approved share repurchase program as redemptions pursuant to Article 5(b)(iv) of our Articles of Association. Whether or not this proposed resolution is passed, the Company will retain its ability to effect repurchases as redemptions pursuant to its Articles of Association, although subsidiaries will not be able to make open-market purchases of ordinary shares. Passage of this proposal would give the Company flexibility under Irish law to permit subsidiaries to make the purchases.

In this proposal, shareholders are being asked to authorize for a period of 18 months, the Company, or any of its subsidiaries, to make open market purchases of up to 40,000,000 of our ordinary shares, which represents approximately 10% of the Company’s issued and outstanding shares as of December 31, 2020, as and when directed by any plan or program approved by the Board of Directors.

On April 22, 2020, the shareholders of the Company authorized the repurchase of up to 40,000,000 ordinary shares. Pursuant to its terms, that authority remains valid for 18 months. Accordingly, unless reapproved at this year’s Annual General Meeting, that authority will expire on the close of business on October 21, 2021.

In connection with the parameters established with the Board regarding our share repurchase programs, these purchases would be made only at price levels that the directors would consider to be in the best interests of the shareholders generally, after taking into account the Company’s overall financial position. In addition, the price that may be paid for these shares shall not be less than 70% or more than 120% of the then closing market price of those shares on the New York Stock Exchange the day preceding the day on which the relevant shares are purchased.

As required under Irish law, the resolution in respect of this proposal is an ordinary resolution that requires the affirmative vote of a simple majority of the votes cast.

THE TEXT OF THE RESOLUTION IN RESPECT OF THIS PROPOSAL IS AS FOLLOWS:

“RESOLVED, That the Company and any subsidiary of the Company are hereby generally authorized to make overseas market purchases of the Company’s ordinary shares, par value US$0.01 each (“shares”), on such terms and conditions and in such manner as the Board of Directors of the Company may determine from time to time but subject to the following provisions:

(a)

The maximum number of shares authorized to be acquired by the Company and any subsidiaries of the Company pursuant to this resolution shall not exceed 40,000,000 shares.

(b)

The maximum price to be paid for any share shall not be more than 120% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(c)

The minimum price to be paid for any share shall not be less than 70% of the closing price on the New York Stock Exchange for the shares on the day preceding the day on which the relevant share is purchased by the Company or the relevant subsidiary of the Company.

(d)

This general authority will be effective from the date of passing of this resolution.

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(e)

This general authority is to expire 18 months from the date of the passing of this resolution, unless previously varied, revoked or renewed by ordinary resolution in accordance with the provisions of section 1074 of the Companies Act 2014. The Company or any such subsidiary may, before such expiry, enter into a contract for the purchase of shares which would or might be executed wholly or partly after such expiry and may complete any such contract as if the authority conferred hereby had not expired.”

✓ The Board of Directors recommends a vote FOR this proposal to authorize the Company and any subsidiary of the Company to make overseas market purchases of Company shares.

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Other Business

Management does not know of any other matters requiring shareholder action that may come before the meeting. If any are properly presented, the individuals named in the enclosed form of proxy will vote on those matters according to their best judgment.

Share Ownership Tables

Set forth below is certain information concerning persons who are known by us to have reported owning beneficially more than 5% of our ordinary shares as of December 31, 2020.

Name and Address of Beneficial Owner	Number of Ordinary Shares	Percent of Class
JPMorgan Chase & Co. 383 Madison Avenue New York, NY 10179	23,650,086(1)	5.9%
BlackRock Inc. 55 East 52nd Street New York, NY 10022	30,043,948(2)	7.5%
The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	30,710,385(3)	7.7%
(1)

On January 11, 2021, JPMorgan Chase & Co. filed with the Securities and Exchange Commission a Schedule 13G, which reports the beneficial ownership of 23,650,086 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2020. As reported in the Schedule 13G, JPMorgan Chase & Co. and such affiliated entities and individuals have sole power to vote or to direct the vote of 22,006,372 shares, shared power to vote or to direct the vote of 93,283 shares, sole power to dispose or to direct the disposition of 23,519,655 shares, and shared power to dispose or to direct the disposition of 109,281 shares.

(2)

On January 29, 2021, BlackRock Inc. filed with the Securities and Exchange Commission a Schedule 13G, which reports the beneficial ownership of 30,043,948 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2020. As reported in the Schedule 13G, BlackRock Inc. and such affiliated entities and individuals have sole power to vote or to direct the vote of 24,624,392 shares and sole power to dispose or to direct the disposition of 30,043,948 shares.

(3)

On February 10, 2021, The Vanguard Group filed with the Securities and Exchange Commission a Schedule 13G, which reports the beneficial ownership of 30,710,385 ordinary shares by it and certain affiliated entities and individuals as of December 31, 2020. As reported in the Schedule 13G, The Vanguard Group and such affiliated entities and individuals have shared power to vote or to direct the vote of 640,788 shares, sole power to dispose or to direct the disposition of 28,968,265 shares, and shared power to dispose or to direct the disposition of 1,742,120 shares.

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The following table shows the beneficial ownership, reported to us as of March 1, 2021, of our ordinary shares by each director, each named executive officer and all directors and executive officers as a group, and also sets forth the number of share units held under various deferred compensation plans.

TITLE OF CLASS: ORDINARY SHARES

Name of Beneficial Owner	Number of Shares Owned(1,2)	Deferred Share Units(3)	Total Number of Shares	Percent of Class(4)
C. Arnold	831,101	-	831,101
A. Miller Boise	10,505	-	10,505
C. Connor	13,650	30,272	43,922
M. Critelli	28,066	-	28,066
R. Fearon	436,320	-	436,320
O. Leonetti	630	-	630
D. McCoy	15,856	32,156	48,012
H. Monesmith	106,941	-	106,941
S. Napoli	600	-	600
G. Page	54,094	13,538	67,632
S. Pianalto	557	-	557
L. Ryerkerk	600	-	600
G. Smith	1,791	-	1,791
D. Thompson	2,205	-	2,205
U. Yadav	122,179	-	122,179
All Other Executive Officers as a Group	418,645	503	419,148
All Directors and Executive Officers as a Group	2,043,740	76,469	2,120,209	0.53%
(1)

Each person has sole voting or investment power, or both, with respect to the shares listed, unless otherwise indicated.

(2)

Includes shares held in the Eaton Savings Plan and shares which the person has the right to acquire upon the exercise of outstanding stock options as follows: C. Arnold, 417,176; A. Miller Boise, 5,494; R. Fearon, 289,109; H. Monesmith, 59,680; and U. Yadav, 94,933; and all directors and executive officers as a group 1,096,054. None of our officers or directors have the right to acquire additional shares within 60 days of March 1, 2021.

(3)

For a description of these units, see “Other Plans and Benefits” on page 59.

(4)

Each of the individuals listed holds less than 1% of outstanding ordinary shares.

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Other Information

EQUITY COMPENSATION PLANS

The following table summarizes information, as of December 31, 2020, relating to our equity compensation plans pursuant to which grants of options, restricted share awards, restricted share units, performance share units, deferred compensation units or other rights to acquire our ordinary shares may be granted from time to time.

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(5)	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders(1)	5,840,789(3)	$70.02	24,787,000
Equity compensation plans not approved by security holders(2)	376,750(4)	n/a	n/a
Total	6,217,539		24,787,000
(1)

Includes Company stock plans, each of which has been approved by the shareholders. For a description of these plans, please see page 36.

(2)

These plans are the 2005 Non-Employee Director Fee Deferral Plan, the 1996 Non-Employee Director Fee Deferral Plan, the Deferred Incentive Compensation Plan II and the Incentive Compensation Deferral Plan II, none of which are considered “equity compensation plans” requiring shareholder approval under the rules of the New York Stock Exchange. For a description of these plans, please see “2020 Nonqualified Deferred Compensation” on page 51 and footnote (4) to the table on page 59.

(3)

Includes an aggregate of 3,624,895 stock options with a weighted average exercise price of $70.02 and a weighted average remaining life of 5.3 years, and 2,215,894 restricted share awards, restricted share units and performance share units.

(4)

Represents shares underlying phantom share units, payable on a one-for-one basis, credited to accounts under the deferral plans listed in footnote (2) above.

(5)

The weighted average exercise price of outstanding stock options excludes PSUs, RSAs, RSUs and deferred compensation share units because they have no exercise price.

As described under “2020 Nonqualified Deferred Compensation” on page 51, executives may elect to defer receipt of their earned cash bonuses under the short-term or long-term incentive plans. These deferred amounts are invested as Company share units and valued at the then current fair market value under the Deferred Incentive Compensation Plan II or the Incentive Compensation Deferral Plan II, whichever plan is applicable. We do not provide any share or cash match with respect to the deferred amounts under these plans, nor do we allow executives to defer the receipt of shares earned under any of our stock plans. Likewise, non-employee directors may elect to have their fees paid in cash invested as share units which are valued at the then current fair market price under the 2005 Non-Employee Director Fee Deferral Plan or, for fees earned on or after January 1, 2013, the 2013 Non-Employee Director Fee Deferral Plan. We do not provide any share or cash match with respect to the directors’ fees deferred under these plans, nor do we allow directors to defer the receipt of shares earned under any of our stock plans. Because the amount of these cash bonuses and directors’ fees are determined under specific processes described in this proxy statement, the number of share units credited and shares received under these deferral plans is limited. The share units described herein are not expensed by the Company because they are not considered equity compensation for the purposes of ASC Topic 718.

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ADMISSION TO THE ANNUAL GENERAL MEETING

Due to the ongoing impact of the COVID-19 pandemic, related governmental and private sector actions and restrictions and the importance of safeguarding the health and well-being of our employees, shareholders and other stakeholders, we are making changes to the way we conduct this year’s Annual General Meeting. The meeting will be held in a virtual format only, via live webcast over the Internet. Shareholders of record at the close of business on March 1, 2021, the record date, or their legal proxy holders are entitled to attend the meeting. You may virtually join the Annual General Meeting and vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/ETN2021 and entering the 16-digit control number included on the Notice or the proxy card or voting instruction form received with the proxy materials. If you hold your shares in a broker or bank or other account, and cannot locate your control number, you must contact the broker, bank or other institution where you have your account to obtain your control number.

The virtual meeting has been structured to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions through the virtual meeting platform. Instructions on how to attend, submit questions and vote at the meeting will be posted on the website. Participants attending virtually should ensure that they have a strong Internet connection for the meeting. The Annual General Meeting will begin promptly at 9:00 a.m. Eastern Time on Wednesday, April 28, 2021. We encourage you to access the meeting prior to the start time. Online access will begin at 8:45 a.m. Eastern Time.

You may submit questions during the Annual General Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/ETN2021, entering your 16-digit control number found on your Notice or proxy card, typing your question into the “Ask a Question” field, and clicking “Submit”. Additional information regarding the ability of shareholders to ask questions during the Annual General Meeting will be set forth in the Meeting's Rules of Conduct, which will be made available within the virtual meeting platform.

The virtual Annual General Meeting platform is fully supported across browsers (Internet Explorer, Chrome, Firefox, and Safari) and devices (laptops, desktops, tablets, and cell phones) running the most updated version of applicable software and plug-ins. Participants should ensure they have a strong Internet connection if they intend to attend the meeting and should allow time to log-in and ensure they can hear the streaming audio prior to the start of the Annual General Meeting.

If you encounter difficulties accessing the virtual Annual General Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page for assistance. Technical support will be available beginning at 8:45 a.m. Eastern Time on Wednesday, April 28, 2021 through the conclusion of the Annual General Meeting.

PROXY SOLICITATION

Eaton’s Board of Directors solicits your proxy for use at the 2021 Annual General Meeting of shareholders and any adjournments or postponements of the meeting.

In addition to soliciting proxies over the Internet and through the mail, certain persons may solicit proxies in person or by telephone or fax. Eaton has engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $27,000. Brokerage firms, nominees, custodians and fiduciaries may be asked to forward proxy soliciting material to the beneficial shareholders. All reasonable soliciting costs will be borne by Eaton.

HOW PROXIES WILL BE VOTED

The individuals named in the enclosed form of proxy or on-line have advised the Board of their intention to vote at the meeting in accordance with instructions submitted by shareholders and, where no contrary instruction is indicated, as follows: for the election of the individuals nominated to serve as directors, for the appointment of Ernst & Young as independent auditor for 2021 and authorizing the Audit Committee of the Board of Directors to set its remuneration, for advisory approval of the Company’s executive compensation, for granting the Board authority to issue shares under Irish law, for granting the Board authority to opt-out of pre-emption rights under Irish law, and for the authorization of overseas market purchases of Company shares.

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You may revoke a proxy by submitting a later-dated proxy, by notifying Eaton by fax, email or other verifiable communication before the meeting, or by revoking it at the virtual meeting. All properly executed or transmitted proxies not revoked will be voted at the meeting.

VOTING AT THE MEETING

Each Eaton shareholder of record at the close of business on March 1, 2021 is entitled to one vote for each share then held. On that date, 398,363,444 Eaton ordinary shares (par value US $0.01 each) were outstanding and entitled to vote.

At the 2021 Annual General Meeting, the inspector of election appointed by the Board of Directors for the meeting will determine the presence of a quorum and tabulate the results of shareholder voting. As provided by the Company’s Articles of Association and the Irish Companies Act, 2014 (as amended by the Companies (Miscellaneous Provisions) (COVID-19) Act 2020), three shareholders present at the virtual meeting or by proxy will constitute a quorum. The inspector of election intends to treat as “present” for these purposes shareholders who have submitted properly executed and transmitted proxies even if marked “abstain” as to some matters. The inspector will also treat as “present” shares held in “street name” by brokers that are voted on at least one proposal to come before the meeting.

Adoption of Proposals 1, 2, 3, 4 and 6 requires the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the meeting virtually or by proxy. Adoption of Proposal 5 requires the affirmative vote of at least 75% of the votes cast by the holders of ordinary shares represented at the meeting virtually or by proxy.

Abstentions and broker non-votes will not be considered votes cast at the Annual General Meeting. Therefore, abstentions and shares held in “street name” by brokers that are not voted in respect of these proposals will not have any practical effect on the outcome of voting on the proposals.

There is no requirement under Irish law that Eaton’s Irish Statutory Accounts for the fiscal year ended December 31, 2020 or the related directors’ and auditor’s reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.

FUTURE SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders who wish to submit proposals for inclusion in the proxy statement and for consideration at the Annual General Meeting must do so on a timely basis. In order to be included in the proxy statement for the 2022 Annual General Meeting pursuant to the Securities and Exchange Commission’s Rule 14a-8, proposals must relate to proper subjects and must be received by the Company Secretary, Eaton Corporation plc, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2, by November 19, 2021. Any shareholder proposal that is not submitted for inclusion in the proxy statement pursuant to the Securities and Exchange Commission’s Rule 14a-8 but is instead sought to be presented directly at the 2022 Annual General Meeting must be received by the Company Secretary at the address listed above no earlier than November 19, 2021 and no later than December 19, 2021 and must satisfy the other requirements set forth in our Articles of Association. Securities and Exchange Commission rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with this deadline and in certain other cases notwithstanding the shareholder’s compliance with this deadline.

Any shareholder of record wishing to nominate an individual for election as a director must follow the procedures and provide the information set forth in our Articles of Association by the dates set forth above for proposals that are sought to be presented directly at the 2022 Annual General Meeting. If director nominees are being proposed for inclusion in our proxy statement for the 2022 Annual General Meeting, notice must be provided no later than November 19, 2021 and no earlier than October 20, 2021, and the shareholders and nominees must satisfy the other requirements set forth in our Articles of Association.

EATON 2021 Proxy Statement and Notice of Meeting	69

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MAILINGS TO SHAREHOLDERS IN THE SAME HOUSEHOLD

Unless you or another shareholder at your mailing address has requested a separate mailing, all Eaton shareholders receiving proxy materials by mail at your mailing address who share the same last name have been sent a single copy of the proxy statement, 2020 annual report and Irish Statutory Accounts. This method of delivery is known as “householding.” Householding reduces the number of mailings you receive, saves printing and postage costs, and helps the environment. Shareholders receiving proxy materials by mail who participate in householding will continue to receive separate proxy cards. We will deliver promptly, upon written or telephone request, a separate copy of the proxy statement, 2020 annual report and Irish Statutory Accounts to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy materials now or in the future should submit this request in writing to Eaton Corporation plc, Attention: Company Secretary, Eaton House, 30 Pembroke Road, Dublin 4, Ireland D04 Y0C2, or contact our Investor Relations department by telephone at +1-440-523-4059. Shareholders of record sharing an address who are receiving multiple copies of the proxy materials and wish to receive a single copy of such materials in the future should submit their request by contacting us in the same manner. If you are the beneficial owner, but not the record holder, of Eaton ordinary shares and wish to receive only one copy of the proxy materials in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of these documents be mailed to all shareholders at the shared address. Notwithstanding the foregoing, we are committed to sustainable practices and therefore encourage shareholders to access proxy materials and vote their shares on-line. If you currently receive mailed proxy materials and no longer wish to do so, please visit http://enroll.icsdelivery.com/etn to opt out of mail delivery of these materials.

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Admission to the Annual General Meeting

Shareholders who wish to attend the 2021 virtual annual general meeting may do so by visiting www.virtualshareholdermeeting.com/ETN2021. Participants intending to attend, submit questions or vote at the virtual meeting will need to demonstrate proof of ownership by entering the 16-digit control number included on the Notice Regarding Internet Availability of Proxy Materials or on the proxy card or voting instruction form included with the proxy materials.

© 2021 Eaton All Rights Reserved Printed in USA	Eaton Corporation plc Eaton House 30 Pembroke Road Dublin 4, Ireland D04 Y0C2

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EATON
Powering Business Worldwide

EATON CORPORATION PLC
C/O EATON CENTER - 4143N
1000 EATON BOULEVARD
BEACHWOOD, OH 44122

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com/etn or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 27, 2021 for shares held directly and by 11:59 P.M. Eastern Time on April 25, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ETN2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow on the Notice you received available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 27, 2021 for shares held directly and by 11:59 P.M. Eastern Time on April 25, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D34902-P50760-Z79259

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EATON CORPORATION PLC

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

		For	Against	Abstain
1a.	Craig Arnold	☐	☐	☐
1b.	Christopher M. Connor	☐	☐	☐
1c.	Olivier Leonetti	☐	☐	☐
1d.	Deborah L. McCoy	☐	☐	☐
1e.	Silvio Napoli	☐	☐	☐
1f.	Gregory R. Page	☐	☐	☐
1g.	Sandra Pianalto	☐	☐	☐
1h.	Lori J. Ryerkerk	☐	☐	☐
1i.	Gerald B. Smith	☐	☐	☐
1j.	Dorothy C. Thompson	☐	☐	☐

The Board of Directors recommends you vote FOR the following:

NOTE: IN THEIR DISCRETION, THE PROXIES NAMED ON THE REVERSE SIDE OF THIS CARD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement, Annual Report and Irish Statutory Accounts are available at www.proxyvote.com/etn.

D34903-P50760-Z79259

EATON CORPORATION PLC
Annual General Meeting of Shareholders
April 28, 2021 at 9:00 AM U.S. Eastern Time (2:00 PM Irish Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints C. Arnold, A. Miller Boise and N. Crawford as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as indicated on the reverse side of this card, all of the Eaton ordinary shares that the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held virtually at 9:00 AM U.S. Eastern Time (2:00 PM Irish Time), on April 28, 2021, at www.virtualshareholdermeeting.com/ETN2021 and any adjournment or postponement thereof. You may vote at the Annual General Meeting if you were a shareholder of record at the close of business on March 1, 2021.

For Eaton employees and former employees who own shares through the employee savings plans managed by Fidelity Management Trust Company or Banco Popular de Puerto Rico (each a "Trustee") (Eaton Savings Plan, Eaton Personal Investment Plan, or Eaton Puerto Rico Savings Plan): This proxy card includes shares received through the plans described above and held on March 1, 2021 by Fidelity Management Trust Company or Banco Popular de Puerto Rico, as applicable. This card provides instructions to Fidelity Management Trust Company or Banco Popular de Puerto Rico for voting plan shares. For the Eaton Savings Plan, Eaton Personal Investment Plan, or Eaton Puerto Rico Savings Plan, if voting instructions are not received by 11:59 p.m. EDT on April 25, 2021, the Trustee will vote those shares in the same proportion, on each issue, as it votes other Eaton shares according to instructions received from other participants in the plans.

This card, when properly executed, will be voted in the manner directed on the reverse side. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxy upon such other matters as may properly come before the meeting.

This form must be completed, signed and dated on reverse side.